                                                                     Exhibit 4.6





                                    RPM, INC.

                 UNION 401(k) RETIREMENT SAVINGS TRUST AND PLAN































                                                Effective Date: February 1, 1997


                        Amended and Restated Generally Effective January 1, 1999

                                TABLE OF CONTENTS

                                                                        PAGE NO.


NAME AND PURPOSE.............................................................1-1


DEFINITIONS..................................................................2-2


ELIGIBILITY AND PARTICIPATION................................................3-1


EMPLOYEE PRE-TAX CONTRIBUTIONS...............................................4-1


EMPLOYER CONTRIBUTIONS.......................................................5-1


LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS.................................6-1


INVESTMENT FUNDS AND DIRECTION OF INVESTMENT.................................7-1


ACCOUNTS.....................................................................8-1


HARDSHIP AND IN-SERVICE WITHDRAWALS..........................................9-1


LOANS.......................................................................10-1


RETIREMENT OR TERMINATION OF EMPLOYMENT.....................................11-1


DEATH BENEFITS..............................................................12-1


DISTRIBUTIONS...............................................................13-1


THE TRUSTEE, ITS POWERS AND DUTIES..........................................14-1


INVESTMENTS.................................................................15-1


ADMINISTRATION..............................................................16-1


PROHIBITION AGAINST ALIENATION..............................................17-1


TOP-HEAVY PROVISIONS........................................................18-1


LIMITATIONS ON ANNUAL ADDITIONS.............................................19-1


ROLLOVERS AND TRANSFERS INVOLVING OTHER QUALIFIED RETIREMENT PLANS..........20-1


AMENDMENT AND TERMINATION...................................................21-1


PARTICIPATING COMPANIES AND PARTICIPATING UNITS.............................22-1


CERTAIN TRANSFERRED PARTICIPANTS............................................23-1


MISCELLANEOUS...............................................................24-1

                          AMENDMENT AND RESTATEMENT OF
                                    RPM, INC.
                      UNION 401(k) RETIREMENT SAVINGS PLAN

     This Amendment and Restatement, effective as of this 1st day of January, 1999, is executed as of the date set forth below by RPM, Inc., a corporation organized and existing under and by virtue of the laws of the State of Ohio (hereinafter referred to as the "Company");

                              W I T N E S S E T H:

     WHEREAS, Tremco Incorporated ("Tremco") adopted the Tremco Incorporated Union 401(k) Retirement Savings Trust and Plan (the "Trust and Plan") to provide retirement benefits on behalf of certain eligible employees; and

     WHEREAS, by amendment to the Trust and Plan, the Company assumed from Tremco the obligations of the "Company" under the terms of the Trust and Plan and changed the name of the Trust and Plan to the RPM, Inc. Union 401(k) Retirement Savings Trust and Plan; and

     WHEREAS, pursuant to Section 27.1 of the Trust and Plan, the Company reserved the right to make amendments thereto; and

     WHEREAS, the Company desires to amend and restate the Trust and Plan, effective January 1, 1999, in order to bring the Trust and Plan into compliance with the Uniformed Services Employment and Reemployment Rights Act, the General Agreement on Tariffs and Trade, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997 and related new laws and regulations and to make certain other desired changes; and

     WHEREAS, it is the intention of the Company that the Trust and Plan, as amended and restated, continues to qualify under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, the Trust and Plan is hereby amended and restated, effective January 1, 1999, except as otherwise provided herein, as follows:

                                   ARTICLE 1

                                NAME AND PURPOSE

     1.1 Name. The name of this Trust and Plan is the RPM, Inc. Union 401(k) Retirement Savings Trust and Plan.

     1.2 Purpose. This Trust and Plan was originally created and is hereby continued for the purpose of providing benefits to the Participants in this Trust and Plan upon their retirement and for the purpose of providing such other benefits to such Participants and their Beneficiaries as are hereinafter described.



                                      1-1

                                    ARTICLE 2

                                   DEFINITIONS

     Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used in this instrument:

     2.1 Accountholder. The word "Accountholder" shall mean each Participant, former Participant, Beneficiary or Alternate Payee (as defined in Section 17.1 hereof) who has assets credited to an Account under this Trust and Plan.

     2.2 Accounts. The word "Accounts" shall mean "Pre-Tax Accounts" established pursuant to Article 4 hereof, "Match Accounts" and "Qualified Match Accounts" established pursuant to Article 5 hereof, and "Rollover Accounts" established pursuant to Article 20 hereof. In the case of a plan merger, "Accounts" may also include "Prior Plan Accounts" established pursuant to
Article 8 hereof.

     2.3 Active Participant. The words "Active Participant" shall mean a Participant during any period in which he is employed by a Participating Company as a Covered Employee.

     2.4 Administrator. The word "Administrator" shall mean the person or persons, corporation or partnership designated as Administrator under Article 16 hereof.

     2.5 Adoption Date. The words "Adoption Date" shall mean the date as of which any Participating Company shall have adopted this Trust and Plan.

     2.6 Affiliate. The word "Affiliate" shall mean a corporation which would be defined as a member of a controlled group of corporations which includes a Participating Company or any business organization which would be defined as a trade or business (whether or not incorporated) which is under "common control" with a Participating Company within the meaning of Sections 414(b) and (c) of the Code, and any member of an "affiliated service




                                      2-1
group," as defined in Section 414(m) of the Code or is a part of any other arrangement as defined in regulations under Section 414(o) of the Code, which includes a Participating Company but, in each case, only during the periods any such corporation, business organization or member would be so defined.

     2.7 Allocation Date. The words "Allocation Date" shall mean the last day of the calendar month and such other date or dates selected by the Company as of which allocations are made to Accounts.

     2.8 Annual Additions. The words "Annual Additions" shall mean with respect to each Participant the sum of the following amounts in any Limitation
Year:

           (a) the contributions of a Participating Company (including amounts contributed by the Participating Companies to the Trustee pursuant to a Participant's election under Section
                    4.1 hereof) or a Related Employer credited to his Accounts with respect to such Limitation Year under all defined contribution plans of the Company or any Related Employer which plans meet the requirements of Section 401(a) of the Code; and

           (b) unless the provisions of this paragraph (b) cease to be required by the Code, amounts allocated, in Limitation Years beginning after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by a Participating Company or any Related Employer and amounts derived from contributions paid or accrued after December 31, 1985, in Limitation Years ending after such date, which are attributable to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by a Participating Company or any Related Employer.

     2.9 Beneficiary. The word "Beneficiary" shall mean any person, other than an Alternate Payee as defined in Section 17.1, who receives or is designated to receive payment of any benefit under the terms of this Trust and Plan because of the participation of another person in this Trust and Plan.




                                      2-2

     2.10 Code. The word "Code" shall mean the Internal Revenue Code of 1986, as such may be amended from time to time, and all lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Sections having the same or similar purpose.


     2.11 Committee. The word "Committee" shall mean the Benefits Review Committee as constituted under the provisions of Article 16 of this Trust and Plan.

     2.12 Company. The word "Company" shall mean RPM Inc. or any successor corporation or any other business organization which shall assume the obligations of the Company under this Trust and Plan.

     2.13 Compensation. The word "Compensation" shall mean all remuneration which is paid to an Employee in cash or in kind for the performance of services for a Participating Company while a Covered Employee and which must be reported as wages on the Employee's Form W-2 for income tax purposes, together with amounts contributed by a Participating Company to the Trustee pursuant to a Participant's election under Section 4.1 hereof, adjusted as follows:

           (a) Compensation shall be increased for salary reduction amounts which are excluded from the taxable income of the Employee under Code Sections 125, 402(e)(3) and 402(h), and, effective January 1, 2001, Section 132(f)(4); and

           (b) Compensation shall be reduced by automobile and business expenses and taxable life insurance amounts.

Severance payments made to a terminated Participant shall not be considered Compensation for purposes of the Trust and Plan.

     The amount of a Participant's Compensation for any Plan Year shall be determined as of the last day of such year and, with respect to the Plan Year in which he


                                      2-3
becomes a Participant, shall not include any Compensation paid to him prior to the date as of which he became a Participant.

     Notwithstanding the foregoing, the maximum annual Compensation of any Highly Compensated Employee that can be considered for any purpose under this Trust and Plan shall be One Hundred Sixty Thousand Dollars ($160,000.00) plus any cost of living increase after the Restatement Date as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.

     2.14 Continuous Service. The words "Continuous Service" shall mean for any Employee any period during which he is or was employed by a Participating Company or Affiliate. Each such period shall be measured from the Participant's Date of Hire to the date of his Termination of Employment which follows such Date of Hire.

     In addition, if any Employee has a Termination of Employment and is rehired within twelve (12) months of:

           (a)      the date of his Termination of Employment; or

           (b) if earlier, the first day of any period of leave of absence, layoff or Military Service after the end of which the Employee did not return to work for a Participating Company or any Affiliate prior to his Termination of Employment;

such Employee's "Continuous Service" shall include the period of severance measured from his Termination of Employment until his subsequent date of rehire. Two (2) or more periods of employment or Periods of Severance that are included in an Employee's Continuous Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty (30) days constituting a month.

     2.15 Covered Employee. The words "Covered Employee" shall mean any Employee who is covered by a collective bargaining agreement to which the Company or a



                                      2-4

Participating Company is a party, the terms of which provide that said collective bargaining unit shall be a Participating Unit pursuant to Article 22 hereof. In no event, however, shall any such Employee be a Covered Employee during any period that he:

           (a)      is employed by an Affiliate which is not a Participating
                    Company;

           (b) is employed in a capacity categorized by the Company as an "independent contractor" pursuant to a written or oral agreement with a Participating Company, regardless of his status as may be determined otherwise by the Commissioner of the Internal Revenue or other government entity;

           (c) is employed in a capacity reasonably categorized by the Company, a Participating Company or an Affiliate as a Leased Person, regardless of whether his status under the Code may subsequently be determined by a court, the Internal Revenue Service or other government entity to be otherwise;

           (d) is employed by and receiving his Compensation from a leasing organization which is not an Affiliate of a Participating Company; or

           (e) is employed or performing services in accordance with an oral or written employee agreement, the terms and conditions of which preclude his participation in the Trust and Plan.

     2.16 Date of Hire. The words "Date of Hire" shall mean the date on which an Employee commences employment and works at least one (1) Hour for a Participating Company or any Affiliate and shall mean, in the case of a rehired Employee, the first date following his previous Termination of Employment on which he works at least one (1) Hour for a Participating Company or any Affiliate.

     2.17 Effective Date. The words "Effective Date" of this Trust and Plan shall mean February 1, 1997.

     2.18 Employee. The word "Employee" shall mean any common-law employee of a Participating Company or an Affiliate or a Leased Person, or, where the context may require, a former employee of a Participating Company or an Affiliate. The word "Employee"



                                      2-5
shall not include any person who renders service to a Participating Company or an Affiliate solely as a director or independent contractor or otherwise as a self-employed individual. In the event that a person renders service to a Participating Company or an Affiliate as a common-law employee and in another capacity as a director, an independent contractor or otherwise as a self-employed individual, he shall be considered to be an Employee hereunder only in his capacity as a common-law employee.

     2.19 Entry Date. The words "Entry Date" shall mean the date as of which a Covered Employee may become a Participant in the Trust and Plan. As of the Restatement Date, the Entry Dates in a Plan Year are as follows:

           (a) with respect to Full-Time Employees, the first day of the first full payroll period following the date he completes the applicable eligibility requirements of Section 3.2 hereof; and

           (b)      with respect to Part-Time Employees:

                    (1)  if he meets the applicable eligibility requirements of
                         Section 3.2 hereof in the twelve (12) month period commencing on his Date of Hire, the first full payroll period following the date he completes said eligibility requirements; and

                    (2)  if he meets the applicable eligibility requirements of
                         Section 3.2 hereof in any Plan Year commencing after his Date of Hire, the January 1 or July 1 coinciding with or next following the date he completes said eligibility requirements.

     2.20 ERISA. The acronym "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as such may be amended from time to time, and lawful regulations and pronouncements promulgated thereunder. Whenever a reference is made to a specific ERISA Section, such reference shall be deemed to include any successor ERISA Section having the same or similar purpose.



                                      2-6

     2.21 FMLA Leave. The words "FMLA Leave" shall mean an Employee's leave of absence which is designated by the Participating Company or an Affiliate as being taken pursuant to the Family and Medical Leave Act of 1993, as it may be amended from time to time, and lawful regulations and pronouncements promulgated thereunder.

     2.22 Full-Time Employee. The words "Full-Time Employee" shall mean any Employee who is customarily employed by a Participating Company or Affiliate at a rate of one thousand (1,000) or more Hours in any Plan Year.

     2.23 Highly Compensated Employee. The words "Highly Compensated Employee" shall mean an Employee or a former Employee who is highly compensated for a Plan Year as described in Section 414(q) of the Code, which is hereby incorporated by reference, and who is described for informational purposes herein as an Employee during a Plan Year if either:

           (a) during the current Plan Year or the Look-Back Year, was at any time a five percent (5%) or more actual or constructive owner of a Participating Company or any Affiliate; or

           (b) during the Look-Back Year, received Testing Compensation from a Participating Company and all Affiliates greater than Eighty Thousand Dollars ($80,000.00) (plus any increase for cost of living as determined by the Secretary of the Treasury or his delegate).

     A former Employee shall be considered to be highly compensated for a Plan Year if either such former Employee was a Highly Compensated Employee when such former Employee terminated his employment or such former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

     For purposes of this Section, "Look-Back Year" shall mean the twelve (12) month period immediately preceding the current Plan Year; provided, however, that the Company may elect that the Look-Back Year be the calendar year ending with or within such twelve (12) month


                                      2-7
period. Any such election must be made with respect to all qualified retirement plans of the Participating Companies.

     2.24 Hour or Hour of Service. The word "Hour" or the words "Hour of Service" shall mean:

           (a) for any Employee who is categorized as non-exempt under the Fair Labor Standards Act, the actual number of hours for which he is directly or indirectly paid or entitled to payment by a Participating Company or any Affiliate for the performance of duties either as regular wages, salary or commissions, or for reasons other than the performance of duties such as vacation or holiday pay, and in either case, including payments pursuant to an award or agreement requiring a Participating Company or an Affiliate to pay back wages, irrespective of mitigation of damages. Hours of Service under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference.

           (b) for any Employee who is categorized as exempt under the Fair Labor Standards Act, the hours which are calculated and for which he is credited pursuant to the equivalencies set forth in Section 2530.200b-3(e)(iv) of the Department of Labor Regulations which are incorporated herein by reference and applied in accordance with the following provisions. With respect to any such Employee Hours of Service shall be calculated on the basis of months of employment whereby the Employee shall be credited with one hundred ninety (190) Hours of Service for each month in which the Employee would be required to be credited with at least one (1) Hour of Service.

Notwithstanding the foregoing,

           (1) no Employee shall be credited with more than 501 Hours of Service with respect to payments he receives or is entitled to receive during any single continuous period during which he performs no services for a Participating Company or any Affiliate (irrespective of whether he has terminated employment) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

           (2) no Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive during a period when he performs no services for a Participating Company or any Affiliate under a plan maintained solely for the purpose of



                                      2-8
                    complying with applicable workers' compensation, unemployment compensation, disability insurance or Federal Social Security laws; and

           (3) no Employee or former Employee shall be credited with Hours of Service with respect to payments he receives or is entitled to receive under a pension benefit plan to which a Participating Company or any Affiliate has contributed during a period when he performs no services for a Participating Company or any Affiliate.

     2.25 Leased Person. The words "Leased Person" shall mean any individual (other than a common law Employee of a Participating Company or an Affiliate) who, pursuant to an agreement between the Participating Company or Affiliate and any leasing organization, has performed services for the Participating Company, an Affiliate or for related persons, as determined in accordance with Section 414 (n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year, provided they are performed under the primary direction or control of the Participating Company or any Affiliate. Contributions or benefits provided on behalf of Leased Person by the leasing organization which are attributable to services performed for the Participating Company shall be treated as provided by the Participating Company.

     An individual shall not be considered a Leased Person if:

           (a) such person is covered by a money purchase pension plan which provides the following:

                    (1) a nonintegrated employer contribution formula of at least ten percent (10%) of his compensation, as defined in Section 415(c)(3) of the Code, together with amounts contributed on his behalf pursuant to a salary reduction agreement which are excludable from the person's gross income pursuant to Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code;

                    (2) immediate participation in said money purchase pension plan; and

                    (3) full and immediate vesting under said money purchase pension plan; and



                                      2-9

           (b) Leased Persons do not constitute more than twenty percent (20%) of the workforce of the Participating Company and its Affiliates.

     2.26  Limitation Year.  The words "Limitation Year" shall mean the twelve
(12) month period ending on December 31 in each calendar year. For periods prior to the Effective Date, the words "Limitation Year" shall mean the limitation years and, with appropriate adjustments, short limitation periods established by the Company or by regulations issued by the Secretary of the Treasury or his delegate for purposes of determining compliance with Section 415 of the Code.

     2.27 Military Service. The words "Military Service" shall mean duty in the Armed Forces of the United States at the end of which an Employee's right to reemployment with the Company or any Affiliate is guaranteed by law, but only if such Employee returns to work with the Company or an Affiliate during the period such reemployment rights are guaranteed. Notwithstanding any provision of this Trust and Plan to the contrary, contributions, benefits and service credit with respect to Military Service will be provided in accordance with Section 414(u) of the Code, which as applicable to this Trust and Plan, generally provides for certain periods of qualified military service to constitute, upon a Participant's reemployment, Continuous Service hereunder. In addition, upon such a Participant's reemployment, he shall be permitted to make such pre-tax contributions as set forth in Article 4 hereof. Matching contributions will be made on such pre-tax contributions in accordance with Article 5 hereof.

     2.28 Normal Retirement Date. The words "Normal Retirement Date" shall mean the later of the date upon which a Participant attains age sixty-five (65) and his completion of five (5) years of participation in the Trust and Plan.

     2.29 Participant. The word "Participant" shall mean any Covered Employee who becomes a Participant in this Trust and Plan in accordance with Article 3 hereof. A person



                                      2-10
shall cease to be a Participant upon the date he ceases to be a Covered Employee; provided, however, that a former Participant who has a Termination of Employment shall be considered to be a Participant hereunder if the context so requires.

     2.30 Participating Company. The words "Participating Company" shall mean the Company and any Affiliate of the Company which is or shall become a Participating Company in this Trust and Plan pursuant to Article 22 hereof but only for periods while it is a Participating Company herein.

     2.31 Participating Unit. The words "Participating Unit" shall mean any unit of Employees which is subject to a collective bargaining agreement with a Participating Company which provides for participation in this Trust and Plan by the members of such Unit and which is or shall become a Participating Unit in this Trust and Plan pursuant to Article 22 hereof but only for periods in which such collective bargaining agreement so provides.

     2.32 Part-Time Employee. The words "Part-Time Employee" shall mean any Employee of a Participating Company or an Affiliate whose customary employment is at a rate of fewer than one thousand (1,000) Hours in any Plan Year.

     2.33 Plan Year. The words "Plan Year" shall mean the twelve (12) month period ending on December 31 in each calendar year.

     2.34 Related Employer. The words "Related Employer" shall mean a corporation which would be defined as a member of a controlled group of corporations which includes a Participating Company or any business organization which would be defined as a trade or business (whether or not incorporated) which is under "common control" with a Participating Company within the meaning of Sections 414(b) and (c) of the Code, after substituting the phrase "more than fifty percent (50%)" for the phrase "at least eighty percent



                                      2-11

(80%)" each place that the latter phrase appears in Section 1563(a)(1) of the Code, any member of an "affiliated service group," as defined in Section 414(m) of the Code, which includes a Participating Company but, in each case, only during the periods any such corporation, business organization or member would be so defined.

     2.35 Restatement Date. The words "Restatement Date" shall mean the date on which this Amendment and Restatement became effective, which date is January 1, 1999.

     2.36 Shares. The word "Shares" shall mean shares of the common stock of the Company.

     2.37 Supplemental Agreement. The words "Supplemental Agreement" shall mean an agreement adopted pursuant to Section 22.4 of the Trust and Plan which contains special provisions which may be applicable to some or all of the Employees of a Participating Unit, either in addition to or in lieu of the provisions of the Trust and Plan.

     2.38 Taxable Year. The words "Taxable Year" shall mean the annual accounting period for Federal income tax purposes of each Participating Company as the same may change from time to time.

     2.39 Termination Date. The words "Termination Date" shall mean the date on which any Participating Company or Participating Unit ceases to participate in this Trust and Plan.

     2.40 Termination of Employment. The words "Termination of Employment" shall mean for any Employee the occurrence of any one of the following events:

           (a) he is discharged by a Participating Company or any Affiliate unless he is subsequently reemployed and given pay back to his date of discharge;

           (b) he voluntarily terminates employment with a Participating Company or any Affiliate;



                                      2-12

           (c) he retires from employment with a Participating Company or any Affiliate;

           (d)      he fails to return to work:

                    (1)  after exhaustion of his entitlement to an FMLA Leave;
                         or

                    (2) at the end of any leave of absence authorized by the Company, a Participating Company or any Affiliate, or within ninety (90) days following such Employee's release from Military Service or within any other period following Military Service in which his right to reemployment with a Participating Company or any Affiliate is guaranteed by law, or within three (3) days after he has been recalled to work following a period of layoff;

           (e) he has been continuously laid-off by a Participating Company or an Affiliate for six (6) months;

           (f) he fails to return to work after the cessation of disability income payments under any sick leave or short term disability program of a Participating Company or any Affiliate;

           (g) if the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not an Affiliate of the Company or are transferred to a joint venture which is not an Affiliate of the Company and this Trust and Plan is assumed by such person or entity, his Termination of Employment (as defined in subparagraphs (a) through (f) above) with such person or entity; or

           (h) if the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not an Affiliate of the Company or are transferred to a joint venture which is not an Affiliate of the Company and this Trust and Plan is not assumed by such person or entity, the date of sale of the stock or assets or the date of such transfer.

In the case of the occurrence of any event described in (d) or (e) of this Section, the date of such Employee's Termination of Employment shall be deemed to be the first day of any such period of leave of absence, layoff or Military Service.

     The foregoing provisions of this Section notwithstanding, for purposes of determining an Employee's Continuous Service under Section 2.14 hereof, in the case of the



                                      2-13
occurrence of any event described in (d) or (e) of this Section, such Employee's Termination of Employment shall be deemed to be the earlier of (i) the first anniversary of the first day of any such period of leave of absence, layoff, or Military Service, or (ii) the last day of any such period of leave of absence, layoff, or Military Service.

     2.41 Testing Compensation. The words "Testing Compensation" shall mean remuneration used for testing purposes under this Trust and Plan. The words "Testing Compensation" shall be interpreted according to their context and:

           (a)      when used to determine:

                    (1) effective January 1, 1998, whether the amounts allocated to Accounts comply with the limitations on allocations set forth in Section 415 of the Code, described in Article 19 hereof;

                    (2) whether the amounts allocated to Accounts comply with the "amounts testing" requirements of Section 401(a)(4) of the Code; and

                    (3) the identity of Highly Compensated Employees for purposes of the Trust and Plan;

                    Testing Compensation shall mean all amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Related Employer which may be taken into account for purposes of determining limitations on Annual Additions and benefits under Section 415 of the Code;

           (b) when used to determine the top-heavy status of the Trust and Plan pursuant to Article 18 hereof, Testing Compensation shall mean all amounts paid to a Participant as payment for services rendered by him to a Participating Company or any Related Employer which may be taken into account for purposes of determining limitations on Annual Additions and benefits under Section 415 of the Code, just as described in
                    (a) above, but adjusted to exclude remuneration from a Related Employer which is not a Participating Company or Affiliate; and

           (c) when used to determine satisfaction of the Deferral Percentage limit, the Contribution Percentage limit and the multiple use test of Article 6 of this Trust and Plan, Testing Compensation shall mean



                                      2-14

                    "compensation" for such Plan Year as defined in Section 414(s) of the Code; and

     2.42 Trust and Plan. The words "Trust and Plan" shall mean this instrument as originally executed and as it may be amended from time to time.

     2.43 Trustee. The word "Trustee" shall mean the Trustee of the Trust or, where applicable, the Trustee's designated agent. At the time of the Restatement Date, the word "Trustee" shall mean Key Bank, National Association, successor in interest to Key Trust Company of Ohio, N.A. and any successor Trustee or Trustees.

     2.44 Union. The word "Union" shall have the meaning for any Participant as is set forth in the Supplemental Agreement by which he is covered.

     2.45 Unit. The word "Unit" shall mean a group of Employees employed at a division, plant or facility of the Company or any Affiliate of the Company, which performs similar work, including a group of Employees covered by a collective bargaining agreement to which the Company or such Affiliate is a party.

     2.46 Valuation Date. The words "Valuation Date" shall mean the date upon which the Trust and Plan's assets are valued for purposes of allocating gains and losses among the investment funds and for determining the accrued benefit of each Accountholder. On and after the Restatement Date, the words "Valuation Date" shall mean any day that the New York Stock Exchange is open for business or any other date chosen by the Administrator.

     2.47 Year of Eligibility Service. The words "Year of Eligibility Service" shall mean for any Employee a twelve (12) month period commencing on such Employee's Date of Hire or on the first day of any Plan Year commencing thereafter during which the Employee has been or was previously employed by a Participating Company or Affiliate, excluding any such



                                      2-15

Years of Eligibility Service during which the Employee completed less than one thousand (1,000) Hours of Service for a Participating Company or Affiliate.

     For purposes of determining a "Year of Eligibility Service," the initial twelve (12) month period measured from an Employee's Date of Hire shall overlap the first Plan Year following his Date of Hire. Thus, if an Employee completes at least one thousand (1,000) Hours of Service during both the initial twelve
(12) month period and the overlapping Plan Year, he shall be deemed to have two
(2) Years of Eligibility Service as of the last day of such Plan Year.




                                      2-16

                                   ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

     3.1 Prior Participants. Each Employee of a Participating Company who was a Participant in this Trust and Plan immediately prior to the Restatement Date shall continue to be a Participant, provided he remains a Covered Employee.

     3.2 Eligibility. Each Employee who, on the Restatement Date, is a Covered Employee and each Employee who becomes a Covered Employee after the Restatement Date shall be eligible to become a Participant when he has met both of the following requirements:

           (a)      he has attained the age of twenty-one (21) years; and

           (b)      he has either:

                    (1) completed six (6) months of Continuous Service as a Full-Time Employee; or

                    (2)  completed a Year of Eligibility Service.

     3.3 Entry Date. Each Covered Employee who meets the requirements for eligibility on the Restatement Date shall become a Participant as of the Entry Date coinciding with the Restatement Date. Each Covered Employee who meets the requirements for eligibility after the Restatement Date shall become a Participant as of the applicable Entry Date coincident with or next following the date he first meets the requirements for eligibility, provided that he is then still a Covered Employee of a Participating Company.

     3.4 Rehired Participant. In the event that the Company or a Participating Company shall reemploy a former Participant, such former Participant shall become a Participant in this Trust and Plan on the first Entry Date coinciding with or next following his date of rehire, provided he is then a Covered Employee. Any other former Participant must requalify under the provisions of
Section 3.2 before he is eligible to again become a Participant.



                                      3-1

                                      3-2

                                    ARTICLE 4

                         EMPLOYEE PRE-TAX CONTRIBUTIONS

     4.1 Election of Pre-Tax Contributions. Pursuant to uniform rules and procedures prescribed by the Administrator, a Participant may elect that a stated portion (such portion being within the limitations set forth in Section
4.2 hereof) of his unpaid Compensation for a Plan Year be paid by a Participating Company to the Trustee hereunder and be treated as a contribution by the Participating Company. A Participant's election pursuant to this Section shall be made in such manner (including in writing, orally, telephonically or electronically) as the Administrator shall determine. Any such election shall become effective as of a date determined in accordance with rules established by the Company, in its sole discretion. A Participant's election shall be conditioned upon:

           (a) his right to defer the imposition of Federal income tax on such deferred Compensation until a subsequent distribution of such amount under this Trust and Plan; and

           (b) the Participating Company's right to deduct such amount for Federal income tax purposes after taking into account any contributions made by the Participating Company under
                    Article 5 hereof and after taking into account any contributions made by the Participating Company under any other profit sharing, pension and stock bonus plans maintained by the Participating Company which meet the requirements of Section 401(a) of the Code.

     4.2 Amount of Pre-Tax Contributions. A Participant shall be permitted to elect to have a Participating Company make contributions on his behalf to this Trust and Plan equal to a stated portion of his unpaid Compensation from such Participating Company for a Plan Year by means of a Compensation reduction arrangement described in Section 4.1 hereof. Pursuant to rules issued by the Administrator, such stated portion may be either a stated percentage, or a stated dollar amount if such option is established by the Administrator pursuant to uniform rules and procedures effective as of a future date, of the Participant's Compensation. As of the



                                      4-1

Restatement Date, a Participant may direct the Participating Company to make such contributions to the Trust and Plan in a stated whole percentage of his Compensation for a Plan Year. The minimum and maximum stated dollar amount or percentage which may be designated by a Participant shall be determined by the Company in its sole discretion. As of the Restatement Date, the percentage limits hereunder are between one percent (1%) and fifteen percent (15%) of his Compensation. On and after June 1, 2002, the percentage limits hereunder are between one percent (1%) and twenty percent (20%) of his Compensation. In the event that the Administrator allows Participants to elect to defer a stated dollar amount, and if a Participant elects to have such contributions made in such stated dollar amount, such dollar amount may not, as a percentage, be less than or exceed the minimum or maximum percentage, respectively, determined in accordance with the applicable percentage limits determined as described above.

     4.3   Revoking and Amending Elections.  Any election made pursuant to
Section 4.1 above shall be deemed a continuing election and shall remain in effect unless revoked or amended by the Participant. Any revocation or amendment of an election shall be made in such form and manner (including in writing, orally, telephonically electronically) as the Administrator shall determine. As of the Restatement Date, a Participant may at any time increase, decrease or revoke the amount of his election, effective as soon as administratively feasible following the election.

     4.4 Payment to Trustee. All amounts paid by a Participating Company to the Trustee pursuant to Section 4.1 above shall be paid not later than the date on which such amounts can reasonably be segregated from a Participating Company's general assets. In any event such amounts shall be paid to the Trustee not later than the fifteenth (15th) business day of the month



                                      4-2
following the month in which such amount would otherwise have been payable to the Participant in cash.

     4.5 Pre-Tax Account. Any amounts contributed by a Participating Company pursuant to a Participant's election under Section 4.1 above shall be held by the Trustee as a part of the Trust Fund created under this Trust and Plan, shall be specifically allocated to the Participant's Pre-Tax Account for the benefit of such Participant and shall be invested and reinvested, valued and administered in accordance with the terms of this Trust and Plan. Any amounts credited to a Participant's Pre-Tax Account shall be fully vested and nonforfeitable at all times.

     4.6 Effect of Hardship Withdrawal on Pre-Tax Contributions. In the event a Participant receives a distribution from his Pre-Tax Account as a result of hardship as described in Article 9 hereof, such Participant's pre-tax contributions under Section 4.1 above shall be suspended for a twelve (12) month period after his receipt of such hardship distribution. In addition, for the taxable year of the Participant immediately following the Participant's taxable year during which said hardship distribution occurs, such Participant shall be barred from making pre-tax contributions in excess of (a) minus (b) below, where:

           (a) equals Ten Thousand Dollars ($10,000.00) plus any cost of living increase after the Restatement Date allowable under
                    Section 402(g) of the Code for such immediately following taxable year of the Participant; and

           (b) equals the amount of such Participant's pre-tax contributions for the Participant's taxable year during which said hardship distribution is made.

     4.7   Catch-Up Contributions After Return From Military Service.   In the
event that a Participant returns to employment with a Participating Company or an Affiliate immediately following a leave of absence due to Military Service and had failed to make pre-tax



                                      4-3
contributions while on such leave of absence, the Participant may elect to make catch-up pre-tax contributions relating to such period of Military Service, to the extent required by Section 414(u) of the Code. The period during which such Participant may make such catch-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five (5) years following such date of rehire or three (3) times the Participant's period of Military Service.




                                      4-4

                                    ARTICLE 5

                             EMPLOYER CONTRIBUTIONS

     5.1 Matching Contributions. Unless otherwise provided in the applicable Supplemental Agreement, a Participating Company shall make matching contributions to the Trust and Plan on behalf of its Employees who make pre-tax contributions to the Trust and Plan. The amount of such matching contributions shall be determined by the Company in its discretion from time to time and shall be announced to Participants. Such amount, if any, shall be a percentage of the amounts contributed to the Trust and Plan for a Plan Year pursuant to such Participant's election under Section 4.1 hereof. As of the Restatement Date, a matching contribution equal to fifty cents ($0.50) shall be made for each one dollar ($1.00) in pre-tax contributions contributed by a Participant up to six percent (6%) of the Participant's Compensation as determined on the Allocation Date.

     Notwithstanding the foregoing provisions of this Section, no matching contribution shall be made in excess of the Contribution Percentage limit described in Section 6.5 hereof nor with respect to any contribution made by a Participating Company pursuant to Section 4.1 due to a Participant's election thereunder to the extent such Participating Company contribution pursuant to
Section 4.1 is:

                    (1) in excess of the dollar limit described in Section 6.3 hereof;

                    (2)  in excess of the Deferral Percentage limit described in
                         Section 6.4 hereof; or

                    (3)  in excess of the multiple use limit described in
                         Section 6.6 hereof.

     5.2 Qualified Matching Contributions. A Participating Company may make qualified matching contributions to the Trust and Plan for any Plan Year in an amount determined by the Company from time to time. The contributions, if any, shall be allocated to



                                      5-1
the Accounts of some or all of the Participants who are non-Highly Compensated Employees in such manner as the Company shall designate at the time any such contributions are made to the Trust and Plan.

     5.3 Payment to Trustee. The Participating Companies shall make the contributions specified in Sections 5.1 and 5.2 hereof to the Trustee not later than the last day upon which the Participating Company may make a contribution under this Trust and Plan and secure under the Code a deduction of such contribution in the computation of its Federal income taxes for the Taxable Year for which such contribution is made.

     5.4 Match Account and Qualified Match Account. Any amounts contributed by a Participating Company pursuant to this Article shall be held by the Trustee as a part of the Trust Fund created under this Trust and Plan and shall be specifically allocated to the following Accounts:

           (a) a matching contribution, made pursuant to Section 5.1 hereof, shall be allocated to the Participant's Match Account;

           (b)      a qualified matching contribution, made pursuant to Section
                    5.2 hereof, shall be allocated to the Participant's Qualified Match Account;

for the benefit of such Participant and shall be invested and reinvested, valued and administered in accordance with the terms of this Trust and Plan. Contributions made to this Article shall be fully vested and nonforfeitable at all times.

     5.5 Correction of Allocation Errors. If, after the Participating Companies' contributions have been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an Employee who should have been considered a Participant) who should have been entitled to share in such contribution, received no allocation or received an allocation which was less than he should have received, the Company may, at its election and



                                      5-2
in lieu of reallocating such contribution, make a special make-up contribution to the Account of such Participant in an amount which shall be sufficient to provide for him the same allocation to his Account as he should have received. Similarly, if a Participant received an allocation which exceeded the amount he should have received (or an Employee was inappropriately included in the Trust and Plan), the Company, at its election, may reallocate such contribution, offset other Participating Company contributions against such allocation or use such allocation to pay Trust and Plan expenses.

     5.6 Matching Contributions Upon Return From Military Service. In the event that a Participant returns to employment with a Participating Company or any Affiliate immediately following his leave of absence due to Military Service and makes the catch-up pre-tax contributions described in Section 4.7 hereof, the Participating Company shall make any matching contribution related to said catch-up pre-tax contributions to the extent required under Section 414(u) of the Code.



                                      5-3

                                    ARTICLE 6

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

     6.1 Effective Date of Article 6. Notwithstanding anything contained in this Article 6 to the contrary, the provisions of this Article shall be effective on and after the Effective Date of the Trust and Plan.

     6.2 Contributions Are Subject to Limitations. The amount and allocation of contributions and the allocation of forfeitures under this Trust and Plan shall be subject to several limitations. Those limitations shall be as follows:

           (a) Pre-tax contributions made to the Trust and Plan pursuant to a Participant's deferral election under Article 4 of the Trust and Plan shall be subject to the individual dollar limit described in Section 6.3 hereof;

           (b) Pre-tax contributions made to the Trust and Plan pursuant to a Participant's deferral election under Article 4 of the Trust and Plan (plus, to the extent permitted by law, matching contributions made to the Trust and Plan pursuant to Section 5.1 hereof, if aggregation of such amounts for this purpose is elected by the Company) shall be subject to the Deferral Percentage limit set forth in Section 6.4 hereof;

           (c) Matching contributions made to the Trust and Plan shall be subject to the Contribution Percentage limit set forth in
                    Section 6.5 hereof, separately (except as otherwise provided in said Section 6.5) from amounts deferred pursuant to
                    Section 4.1 hereof;

           (d) The contributions described in paragraphs (b) and (c) above shall be subject to the limit on "multiple use" set forth in
                    Section 6.6 hereof;

           (e) All contributions made pursuant to Article 4 and 5 of the Trust and Plan shall, in the aggregate, be subject to the deductibility limit set forth in Section 6.7 hereof; and

           (f) The allocation of all of the foregoing contributions shall, in the aggregate, be subject to the limitation on Annual Additions set forth in Article 19 hereof.



                                      6-1

     For purposes of this Article the rules and procedures set forth below in this Section shall apply:

                    (1) For purposes of determining a Participant's Deferral and Contribution Percentages pursuant to Sections 6.4 and 6.5 hereof, all elective contributions (or employee and matching contributions, as appropriate) that are made under two (2) or more plans that are aggregated for purposes of Sections 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code shall be treated as made under a single plan.

                    (2) If two (2) or more plans are permissively aggregated for purposes of Section 401(k) or 401(m) of the Code, the aggregated plans shall also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

                    (3) The Contribution Percentage of any Highly Compensated Employee shall be determined by treating all plans maintained by the Participating Companies or any Affiliate that are subject to Section 401(k) or 401(m) of the Code (other than those that may not be permissively aggregated) as a single plan.

     6.3 The Dollar Limit. The amount of the Participating Company contribution under Article 4 of the Trust and Plan with respect to the taxable year of a Participant made pursuant to a Participant's deferral election plus similar amounts contributed on a similar basis by any other employer (whether or not related to a Participating Company) required by law to be aggregated with such contributions under this Trust and Plan shall not exceed Nine Thousand Five Hundred Dollars ($9,500.00) plus any increase for cost-of-living after January 1, 1997 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code. In the event that the contributions pursuant to Section 4.1 of the Trust and Plan for a Participant's taxable year exceed such limit, the excess contributions together with any earnings allocable to such excess contributions shall be refunded



                                      6-2
to the Participant by the April 15th next following the close of such taxable year. The amount of any such refund shall be debited to the Participant's Pre-Tax Account.

     In the event that the Administrator shall receive notice from a Participant by the March 1 next following the close of a Participant's taxable year that the contributions on behalf of the Participant under Section 4.1 hereof together with similar contributions under plans of other employers shall have exceeded such limit, the Administrator shall cause the amount of excess contributions specified by the Participant together with any earnings allocable to such excess contributions to be refunded to the Participant by the April 15th next following the receipt of such notice. The amount of any such refund shall be debited to the Participant's Pre-Tax Account.

     6.4 Deferral Percentage Limit. The contributions made for a Plan Year pursuant to an Active Participant's deferral election under Section 4.1 hereof shall be limited so that the average Deferral Percentage for the Active Participants who are Highly Compensated Employees for the current Plan Year shall not exceed an amount determined based upon the average Deferral Percentage for the Active Participants who are not Highly Compensated Employees for the prior Plan Year, as follows:

                   (A)                             (B)

     Average Deferral Percentage for     Limit on Average Deferral
     Active Participants who are not     Percentage for Highly Compensated
     Highly Compensated                  Active Participants
     -------------------------------     ---------------------------------

     Less than 2%                        2 times Column A
     2% or more but less than 8%         Column (A) plus 2%
     8% or more                          1.25 times Column (A)


     The Company may elect to apply the provisions of this Section by using average Deferral Percentages for the Participants who are not Highly Compensated Employees for the current Plan Year rather than the preceding Plan Year in accordance with Section 401(k)(3)(A)



                                      6-3
of the Code; provided, however, that after December 31, 2000, such election by the Company shall not be changed, except as may be provided by the Secretary of the Treasury. On and after January 1, 2001, the Company shall use prior year testing in computing the Deferral Percentage limit.

     6.5 Contribution Percentage Limit. The contributions made for a Plan Year as qualified matching contributions pursuant to Article 5 hereof which are not used to satisfy the average Deferral Percentage test set forth in Section
6.4 above shall be limited so that the average Contribution Percentage for the Active Participants who are Highly Compensated Employees for the current Plan Year shall not exceed an amount determined based upon the average Contribution Percentage for the Active Participants who are not Highly Compensated Employees for the prior Plan Year in accordance with the table set forth in Section 6.4 hereof.

     The Company may elect to apply the provisions of this Section by using average Contribution Percentages for the Participants who are not Highly Compensated Employees for the current Plan Year rather than the preceding Plan Year in accordance with Section 401(m)(2)(A) of the Code; provided, however, that after December 31, 2000, such election by the Company shall not be changed, except as may be provided by the Secretary of the Treasury. On and after January 1, 2001, the Company shall use prior year testing in computing the Contribution Percentage limit.

     6.6 Multiple Use Limit. If both the average Deferral Percentage and the average Contribution Percentage of the Active Participants who are Highly Compensated Employees exceeds one and twenty-five hundredths (1.25) multiplied by the corresponding average Deferral Percentage or average Contribution Percentage of the Active Participants who are not Highly Compensated Employees, then either:



                                      6-4

           (a) the pre-tax contributions made for a Plan Year pursuant to a Participant's deferral election under Section 4.1, plus the matching contributions made for such Plan Year shall be limited so that the sum of the average Deferral Percentage and the average Contribution Percentage for the Active Participants who are Highly Compensated Employees does not exceed the Aggregate Limit; or

           (b) a Participating Company may make qualified matching contributions to the Trust and Plan pursuant to Section 5.2 hereof so as to enable the average Deferral Percentage or the average Contribution Percentage, or both, of the Active Participants who are Highly Compensated Employees not to exceed one and twenty-five hundredths (1.25) multiplied by the corresponding average Deferral Percentage or average Contribution Percentage of the Active Participants who are not Highly Compensated Employees for the Plan Year.

     6.7 Deductibility Limit. In no event shall the amount of all contributions by a Participating Company pursuant to Article 5 hereof, together with all amounts contributed by such Participating Company to the Trustee pursuant to Participants' elections under Section 4.1 hereof, exceed the maximum amount allowable as a deduction under Section 404(a)(3) of the Code or any statute of similar import, including the amount of any contribution carryforward allowable under said Section 404(a)(3). This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article 18 for any Plan Year in which this Trust and Plan is top-heavy.

     6.8 Correcting Excess Contributions. In the event that the limitations set forth in Sections 6.3, 6.4, 6.5 or 6.6 shall be exceeded, the Administrator may, in addition to or in lieu of making qualified matching contributions to the Trust and Plan pursuant to Section 5.2 hereof, take action to reduce future contributions made pursuant to Section 4.1 hereof. Such reduction may include a reduction in the future rate of pre-tax contributions pursuant to Section 4.1 hereof of any Participant who is a Highly Compensated Employee pursuant to any legally permissible procedure. In the event that such action shall fail to prevent the excess, prior contributions made




                                      6-5
pursuant to Section 4.1 hereof, plus any income and minus any losses allocable thereto to the date of distribution, shall be distributed to the affected Participants who are Highly Compensated Employees no later than two and one-half (2-1/2) months following the end of the Plan Year in which such contributions were made. If such excess amounts are not distributed within said two and one-half (2-1/2) month period, as required by the Code, a ten percent (10%) excise tax on such excess amount shall be imposed on the Participating Company employing such Highly Compensated Employees.

     In the event of a distribution of pre-tax contributions, any Participating Company matching contribution related to such distributed pre-tax contribution plus any income and minus any losses allocable thereto to the date of distribution shall be forfeited by the affected Participants on a pro rata basis. Such matching contributions shall be returned to the Participating Company or shall be used to reduce Participating Company matching contributions for other Participants, as the Company shall elect, and the Match Account of such Participant shall be debited with the amount of such returned or reallocated distribution.

     In the event that distributions must be made in order to bring the Trust and Plan into compliance with Section 6.4, 6.5 or 6.6 hereof, the Administrator shall reduce the dollar amount of deferrals of Participants who are Highly Compensated Employees in descending order, beginning with the Highly Compensated Employee(s) with the highest dollar amount of deferral, until the dollar amount of the reductions, in the aggregate, equals the dollar amount of the reductions which would have been made if the Administrator had reduced the deferrals of Participants who are Highly Compensated Employees in descending order, beginning with the Highly Compensated Employee(s) with the highest percentage deferral until the Deferral



                                      6-6

Percentage limit described in Section 6.4 hereof and the Contributions Percentage limit described in Section 6.5 hereof would be satisfied.

     For purposes of adjusting excess contributions to take into account income and losses during the Plan Year, the income or loss shall be allocated in accordance with the procedures for the allocation of income and loss as set forth in Article 8 hereof. In the event that the Contribution Percentage of any Highly Compensated Employee(s) must be reduced in order to bring the Trust and Plan into compliance with Section 6.5 hereof, the same procedure as is set forth above for reducing Participants' deferrals shall apply in reducing their Contribution Percentages. Any adjustments made in Pre-Tax or Match Accounts shall be made in a uniform manner for similarly situated Participants.

     6.9 Definitions and Special Rules. For purposes of this Article, the following definitions and special rules shall apply:

           (a) The "Deferral Percentage" for an active Participant for any Plan Year shall equal the total of the contributions made on his behalf for such Plan Year pursuant to Article 4 hereof plus, to the extent the Company shall elect, all or a portion of the qualified matching contributions made on his behalf pursuant to Article 5 hereof, as a percentage of his Testing Compensation for such Plan Year.

           (b) The "Contribution Percentage" for an active Participant for any Plan Year shall equal the Participating Company matching contributions made on his behalf for a Plan Year under
                    Article 5 hereof and qualified matching contributions pursuant to Article 5 hereof which are not used to satisfy the average Deferral Percentage test set forth in Section
                    6.3 hereof as a percentage of his Testing Compensation for such Plan Year. The Administrator, in its sole discretion exercised pursuant to regulations issued under Section 401(m)(9)(B) of the Code, may direct that the "Contribution Percentage" include the contributions made on behalf of a Participant pursuant to Article 4 hereof.

           (c) The "applicable average Deferral Percentage" shall mean the average of the Deferral Percentages calculated pursuant to paragraph (a) above for the preceding Plan Year or, if the




                                      6-7

                    Participating Company elects, in accordance with Section 401(k)(3)(A) of the Code, the current Plan Year.

           (d) The "applicable average Contribution Percentage" shall mean the average of the Contribution Percentages calculated pursuant to paragraph (b) above for the preceding Plan Year or, if the Participating Company elects, in accordance with
                    Section 401(m)(2)(A) of the Code, the current Plan Year.

           (e) The "Aggregate Limit" is equal to the greater of (1) and (2) below where:

                    (1)  equals the sum of:

                         (A) 1.25 times the greater of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the non-Highly Compensated Employees; and

                         (B) two percentage points plus the lesser of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the non-Highly Compensated Employees. In no event, however, shall this amount exceed twice the lesser of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the non-Highly Compensated Employees; and

                    (2)  equals the sum of:

                         (A) 1.25 times the lesser of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the non-Highly Compensated Employees; and

                         (B) two percentage points plus the greater of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the non-Highly Compensated Employees. In no event, however, shall this amount exceed twice the greater of the applicable average Deferral Percentage or the applicable average Contribution Percentage for the non-Highly Compensated Employees.




                                      6-8

                                    ARTICLE 7

                  INVESTMENT FUNDS AND DIRECTION OF INVESTMENT

     7.1 Permitting Direction of Investments. The Company may direct that Accountholders be permitted to direct the investment of all or certain of their Accounts under the Trust and Plan in such media, whether limited or unlimited, as shall be designated by the Company, from time to time, subject to the limitations hereinafter set forth in this Article. Any direction of the Company, pursuant to this Section, shall apply to all Accountholders in a uniform and nondiscriminatory manner. In the event the Company directs that Accountholders be permitted to direct the investment of certain of their Accounts, the Company shall notify the Accountholders of such fact. If the Company shall determine that the Trust and Plan should comply with the provisions of Section 404(c) of ERISA insofar as is practical, it shall direct that appropriate steps be taken in furtherance thereof.

     7.2 Investment Funds. The investment funds which may be selected by the Company shall include, but not be limited to, the following:

           (a)      Money Market Funds;

           (b)      Mutual Funds;

           (c)      Equity Funds;

           (d)      Fixed Income Funds;

           (e)      Any pooled investment fund established by a bank;

           (f)      Any insurance company's general account; and

           (g) Any special account established and maintained by any insurance company.

The Company shall have the sole discretion to determine the number of investment funds to be maintained hereunder and the nature of the funds and may change or eliminate the funds provided hereunder from time to time, except that, if individual direction of investments is



                                      7-1
permitted, and if compliance with Section 404(c) is to be pursued, the number of such funds shall not be less than three (3), and of the funds selected, at least three (3) shall be diversified and have materially different risk and return characteristics, as determined by the Company.


     7.3 Procedures for Direction of Investment. An Accountholder shall direct the investment of amounts contributed on his behalf in the investment funds described in Section 7.2 and in such other funds as may be established by the Company hereunder. Any such direction of investment shall be provided to the Administrator or other identified Plan fiduciary who is obligated to comply with such instructions by the Accountholder in such form (written, orally, telephonically or electronically) and at such times as the Administrator shall prescribe and with written or other confirmation in such form as the Administrator shall prescribe. Such individual's investment selections shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion, including rules requiring that investment selections be made in percentage increments. Any rules established by the Administrator pursuant to this Section shall apply to all Accountholders in a uniform and nondiscriminatory manner.

     In the event that an Accountholder does not direct the investment of amounts credited to his Accounts or if any such Accounts are entitled to receive proceeds from a class action lawsuit or to receive other amounts where subsequent to accruing but prior to receiving such right or interest, all amounts in the Accounts of the Accountholder have been distributed, such amounts shall be invested in a default investment fund designated by the Company. As of the Restatement Date, such default fund is the EB Money Market Fund.




                                      7-2

     Notwithstanding anything to the contrary in this Article, the Company, Administrator and Trustee may decline to follow any investment direction which, if implemented:

           (a) would not be in accordance with the Trust and Plan documents;

           (b) would cause the indicia of ownership of Trust and Plan assets to be maintained outside the jurisdiction of the United States District Courts;

           (c)      would jeopardize this Trust and Plan's tax-qualified status;

           (d) could result in a loss in excess of the balance of the Accountholder's Accounts;

           (e)      would cause this Trust and Plan to engage in:

                    (1) a sale or exchange with a Participating Company or Affiliate (except as with respect to certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFRss.2550.404c-1(d)(2)(ii)(E)(4));

                    (2) a lease between this Trust and Plan and a Participating Company or Affiliate or a loan to a Participating Company or Affiliate;

                    (3) acquisition or sale of real property of a Participating Company or Affiliate; or

                    (4) acquisition or sale of securities of a Participating Company or Affiliate other than certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFRss.2550.404c-1(d)(2)(ii)(E)(4);

           (f) would result in a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or

           (g)      would generate income taxable to this Trust and Plan.

     7.4 Change of Direction of Investment. All directions as to the investment of his Accounts by an Accountholder shall be deemed to be continuing directions until they shall have been changed. An Accountholder may change his direction of investment at any time, but




                                      7-3
only in accordance with such rules (including minimum percentages and the time and form of providing such directions) and limitations thereon, as the Administrator may establish in its sole discretion. Each Accountholder shall indicate whether any change in investment direction shall apply only to contributions made to this Trust and Plan on his behalf following such change or whether such change shall also operate to change the investment of amounts already credited to his Accounts. If a procedure for daily change of investment is offered by the Administrator, such direction of investment may be changed on a daily basis, such change generally to be effective as of the day of change, but subject to reasonable administrative delays.

     7.5 Transfer of Funds Between Investment Options. If an Accountholder has made a proper change of investment direction pursuant to Section 7.4 hereof with respect to amounts already credited to his Accounts, the Trustee shall transfer amounts from one investment fund to another to accomplish such change of investment.

     7.6 Valuation of Investment Funds. Any investment fund established pursuant to this Article shall be valued and adjusted according to the procedures set forth in Article 8 hereof as a separate Trust Fund. It is intended that this Section operate to adjust each investment fund to reflect all income attributable to each such fund and changes in the value of each such fund's assets, as the case may be, as of any Valuation Date.

     7.7 Maintenance of Matching Contribution Stock Fund. The Trustee shall maintain a Matching Contribution Stock Fund within the Trust Fund. All matching contributions made by the Participating Companies pursuant to Sections 5.1 and
5.2 hereof and all dividends and other amounts attributable to such matching contributions and qualified matching contributions that either are made in Shares or are made in cash and used to purchase Shares shall be held and invested in the Matching Contribution Stock Fund.



                                      7-4

     7.8 Investment of Matching Contribution Stock Fund. The Matching Contribution Stock Fund shall be invested exclusively in Shares, except that the Trustee may retain an amount of cash sufficient to pay out any fractional Shares or small Share balances which Participants may be entitled to on distribution of their Accounts. Any monies, contributed by the Participating Companies or received pursuant to cash dividends paid on or cash distributions made with respect to Shares held by the Trustee, shall be invested in Shares as soon as reasonably possible after their receipt. The Company shall not be obligated to sell any Shares to the Trustee, but may do so in the sole discretion of its stockholders or Board of Directors, as the case may be, out of authorized but unissued Shares, treasury Shares or Shares previously issued and reacquired by the Company. In order to ensure the availability of Shares for purchase by the Trustee, the Trustee may, at the direction of the Company, enter into an agreement to purchase Shares with, or acquire an option to purchase Shares from, such person or persons, including the Company, its directors or officers, as the Company shall select.

     Notwithstanding the foregoing provisions of this Section, the Matching Contribution Stock Fund shall be invested in Shares only while Shares (i) constitute "qualifying employer securities," as such term is defined in Section 4975 of the Code and Section 407(d) of ERISA and (ii) are available and (iii) have not been disposed of pursuant to a participant vote or merger as provided in Section 7.9 hereof. At any such time such investment may constitute more than ten percent (10%) of the fair market value of the assets of the Trust Fund and as much as one hundred percent (100%) of the fair market value of the assets of the Matching Contribution Stock Fund.

     If the Shares cease to be "qualifying employer securities," cease to be available, or are either sold pursuant to a participant vote or converted to cash in a merger described in



                                      7-5

Section 7.9 hereof, proceeds from the disposition of Shares, or amounts which otherwise would be invested in Shares, shall be invested in investment funds otherwise selected by the Company pursuant to Section 7.2 hereof. Initially, such amounts shall be invested as follows:

           (a) if an affected Accountholder is directing the investment of his Accounts pursuant to Section 7.3 hereof, such amounts shall be invested in accordance with the direction in effect for the investment of new contributions or, if no such election is in effect with respect to the investment of new contributions, but an election is in effect with respect to the investment of existing Account balances, then in accordance with such election; or

           (b) if an affected Accountholder is not directing the investment of his Accounts pursuant to Section 7.3 hereof, such amounts shall be invested in the default fund designated by the Company; or

           (c) if the Company is not permitting Accountholders to direct the investment of their Accounts pursuant to Section 7.3 hereof, then the amounts shall be invested in the discretion of the person directing such investment.

     Following the initial investment of such amounts, the investment thereof shall be subject to the provisions otherwise applicable to the investment of Accounts hereunder.

     7.9 Contributions Conditioned on Qualification. This Trust and Plan has been established and contributions will be made hereto on the express condition that it initially be and remain a qualified plan under Section 401(a) of the Code. It is intended that the Participating Companies and Accountholders be entitled to the benefits of the special provisions of the Code and ERISA which are applicable to qualified plans including:

           (a) deduction of employer contributions pursuant to Section 404 of the Code;

           (b) deduction of 401(k) contributions pursuant to Section 401(k) of the Code;

           (c) deferral of tax to plan Participants until receipt of distributions from the Trust and Plan pursuant to Section 402 of the Code;




                                      7-6

           (d) special income averaging provisions applicable to lump sum distributions from the Trust and Plan pursuant to Section 402(e) of the Code; and

           (e) exemption of the Trust Fund from taxation under Section 501(a) of the Code;

and this Trust and Plan is expressly conditioned upon the initial and continued qualification of this Trust and Plan for such benefits.

     Because the sale or exchange of the Shares held by this Trust and Plan could result in the violation of Section 411(d)(6) of the Code, disqualification of this Trust and Plan as a qualified plan and in the loss to the Participating Companies and Accountholders of the beneficial provisions of the Code and ERISA described above, the Trustee is hereby expressly forbidden from selling or exchanging any of the Shares held in the Trust Fund except as follows:

                    (1) the Trustee can sell Shares solely for the purpose of making distributions of cash in lieu of fractional Shares or to distribute Share balances pursuant to
                         Article 13 or hereof;

                    (2) except as provided in (i) above, the Trustee may sell or exchange Shares only if:

                         (A) the Board approves the sale or exchange of the Shares;

                         (B) the participant to whose account the Shares are allocated under this Trust and Plan votes in favor of the sale or exchange of the Shares; or

                         (C) the Company directs that the Matching Contribution Stock Fund be eliminated.

In the event that a sale or exchange of Shares receives the approvals described in paragraph (ii) above, the Trustee shall sell or exchange the Shares allocated to the Accounts of Participants who voted in favor of the sale or exchange. The Trustee shall not be permitted to sell or exchange the Shares allocated to the Accounts of Participants who voted against the sale or





                                      7-7
exchange or abstained from the vote and such Shares shall continue to be held for the benefit of such Participants until such time as they shall consent to the sale or exchange.

     7.10 Voting Rights of Shares. Unless the Committee advises the Trustee that the Accountholders shall have the power to direct the Trustee on how to vote any Shares allocated to their Accounts with respect to a matter as to which a holder of record of Shares has the right to vote, the Trustee shall vote the Shares allocated to such Accounts only in accordance with the directions of the Committee. In the event that the Committee advises the Trustee that the Accountholders shall have the power to direct to direct the Trustee on how to vote any Shares allocated to their Accounts, the following rules and procedures shall apply:

           (a) As to each matter for which the Committee has advised the Trustee that the Accountholders shall have the power to direct the Trustee on how to vote any Shares allocated to their Accounts, each Accountholder to whose Account Shares have been allocated is, for purposes of such vote, hereby designated as a "named fiduciary" within the meaning of
                    Section 402(a)(2) of ERISA with respect to the Shares allocated to his Account and to a pro rata portion of Shares which are allocated to Accountholders' Accounts but for which no instructions were timely received by the Trustee.

           (b) If the Accountholder timely directs the Trustee with respect to the voting of Shares allocated to his Accounts, the Trustee shall exercise the right to vote such Shares in accordance with such direction.

           (c) The Trustee shall vote the allocated Shares for which it has not received direction in the same proportion as directed Shares are voted. The Trustee may, however, in the good faith exercise of its fiduciary responsibility, disregard the direction as to allocated Shares as to which no directions were timely received by the Trustee and vote such Shares in its discretion.

           (d) The Company shall assist the Trustee in furnishing Accountholders having voting rights with respect to the Shares allocated to their Accounts with proxy materials, notices and information statements at the time voting rights are to be exercised. In general, such materials shall be the same as those provided to the Company's shareholders.

     7.11 Tender or Exchange Offer for Shares. The provisions of this Section shall apply in the event that a tender or exchange offer, including, but not limited to, a tender offer or



                                      7-8
exchange offer within the meaning of the Securities Exchange Act of 1934, as amended, for Shares is commenced by a person or persons. Unless the Committee advises the Trustee that the Accountholders shall have the power to direct the Trustee on whether to tender or exchange any Shares allocated to their Accounts in connection with a tender offer or exchange offer for Shares, the Trustee shall tender or exchange the Shares allocated to such Accounts only in accordance with the directions of the Committee. If the Committee advises the Trustee that the Accountholders shall have the power to direct the Trustee on whether to tender or exchange any Shares allocated their Accounts in connection with a tender offer or exchange offer for Shares, the Trustee shall have no discretion or authority to sell, exchange or transfer any of such Shares pursuant to any tender offer or exchange offer except to the extent, and only to the extent, as provided under the following rules and procedures:

           (a) Each Accountholder is, for purposes of any tender offer or exchange offer as to which the Committee has advised the Trustee that each Accountholder to whose Account Shares have been allocated shall have the power to direct the Trustee on whether to tender or exchange any Shares allocated to his Accounts, hereby designated as a "named fiduciary" within the meaning of Section 402(a)(2) of ERISA with respect to the Shares allocated to his Account.

           (b) Accountholders shall have the right, to the extent of the number of whole Shares allocated to such Account, to direct the Trustee in writing as to the manner in which to respond to a tender offer or exchange offer. If the Accountholder timely directs the Trustee with respect to the tender or exchange of Shares held in his Accounts, the Trustee shall respond as directed with respect to such Shares. If the Trustee shall not receive timely instructions from an Accountholder as to the manner in which to respond to such tender offer or exchange offer, the Trustee shall not tender or exchange any Shares with respect to which such Accountholder has the right of direction, except as it may be directed by the Committee, and the Trustee shall have no discretion in such matter.

           (c) Fractional Shares allocated to Accounts shall be tendered or exchanged by the Trustee in the same proportion it tenders or exchanges the Shares with respect to which Accountholders have the right of direction, and the Trustee shall have no discretion in such matter.




                                      7-9

           (d) The Company shall use its best efforts to timely distribute or cause to be distributed to each Accountholder such information as will be distributed to shareholders of the Company in connection with such tender offer or exchange offer.

     7.12 Appraisal Rights. In the event that the stockholders of the Company are requested to approve a transaction which gives rise to appraisal rights under applicable State law, the Trustee shall notify each Participant to whose Accounts Shares are credited which were not voted in favor of the transaction of the procedure required in order to perfect their appraisal rights and request directions with respect to whether they wish to exercise such appraisal rights, acting in the capacity of a named fiduciary (within the meaning of Section 402 of ERISA). The Trustee shall take such actions as the Trustee deems appropriate to perfect and exercise appraisal rights for each Participant who has timely directed the Trustee to exercise appraisal rights, provided that the Trustee does not determine, in its sole discretion, that the exercise of appraisal rights is imprudent. With respect to any Shares entitled to appraisal rights for which the Trustee receives no timely direction, the Trustee shall determine whether and in what manner to perfect and exercise such appraisal rights, in its sole discretion.

     To the extent that any such Participants shall direct the Trustee to perfect their appraisal rights, the Trustee shall debit their Accounts by the number of Shares credited to their Accounts at the time of the transaction and shall segregate on their behalf an equivalent number of Shares. Such segregated Shares shall be surrendered to the Company upon the settlement of the claim for appraisal rights. The amount paid to the Trustee for the appraisal rights claim with respect to the segregated Shares of any Participant shall be credited to the Match Account of such Participant. During any period during which appraisal rights are being pursued with respect to a Participant, he shall continue to be a Participant hereunder and shall be entitled to have



                                      7-10
matching contributions, including Shares if applicable, credited to his Match Account in accordance with Article 5 hereof.

     7.13  Interim Investments.  Pending investment in Shares pursuant to
Section 7.8, the Trustee may invest and reinvest any monies received by it in short-term money market investments including short-term corporate, individual or government obligations, whether secured or unsecured, time or savings deposits of the Trustee or any parent or affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may, but need not be, guaranteed by the Federal Deposit Insurance Corporation, or in shares of any Regulated Investment Company, in units of any common trust fund or in partnership interests of any partnership which Regulated Investment Company, common trust fund or partnership invests in such short-term money market instruments and deposits.

     7.14 Diversification Of Investments. Notwithstanding any other provisions of this Trust and Plan to the contrary:

           (a) a Participant who has attained the age of fifty-nine and one-half (59-1/2) may elect to sell the Shares credited to his Match Account and to direct the investment of the proceeds of such sale; and

           (b) a Participant may elect to sell the Shares, if any, credited to any of his Accounts, other than his Match Account, at any time and to direct the investment of the proceeds from such sale.

Any such direction shall be made in accordance with the provisions of this Article hereof.

     7.15 Distributions In Cash or In Shares. Distributions from an Accountholder's Match Account shall be made in cash or in Shares, to the extent such Accounts are invested in Shares at the time of distribution, as the Accountholder shall elect; provided, however, that fractional Shares shall be distributed in cash. Distributions from any other Account shall be made in cash.



                                      7-11

                                    ARTICLE 8

                                    ACCOUNTS

     8.1 Establishment of Accounts. Upon an Employee's becoming a Participant, the Administrator shall notify the Trustee and provide the Trustee with such information concerning said Participant as the Trustee may require. At such time as a Participant makes a pre-tax contribution pursuant to Section 4.1 hereof, the Trustee shall establish a Pre-Tax Account and a Match Account, if applicable, on behalf of such Participant. At such time as a qualified matching contribution is made on behalf of a Participant pursuant to Section 5.2 hereof, the Trustee shall establish a Qualified Match Account on behalf of such Participant. The Trustee shall establish such other Accounts, if any, as provided in any applicable Supplemental Agreement in the name of such Participant. At such time as a Participant has amounts transferred to this Trust and Plan pursuant to Article 20 hereof, the Trustee shall establish a Rollover Account on behalf of such Participant. In the event that a qualified retirement plan is merged into the Trust and Plan, the Trustee shall establish Prior Plan Accounts, as necessary to hold and account for the transferred assets. The Trustee may establish sub-accounts within such Accounts, as the Trustee, in its sole discretion deems necessary.

     8.2 Crediting and Debiting of Accounts. The said Accounts shall be credited with contributions in the amounts specified in Articles 4 and 5 hereof, shall be credited or debited with the income, gains or losses of the Trust Fund pursuant to this Article, and shall be debited with the amount of any withdrawals or distributions made from such Accounts pursuant to Articles 9, 10, 11 or 12 hereof. All such credits and debits to an Accountholder's Accounts shall be made as of the dates specified in the appropriate Sections of this Trust and Plan.

     8.3 Valuation of Assets. As of each Valuation Date and on such other dates as the Administrator, in its sole discretion, may designate pursuant to
Section 8.5 hereof, the



                                      8-1

Trustee shall evaluate all assets of the Trust Fund. The Trustee shall use the fair market values of securities or other assets in making said determination. The Trustee shall then subtract from the total value of the assets of said Trust Fund the total of all Accounts as of said Valuation Date. Each such Account shall be credited with that portion of the excess of the value of the assets over the total of all such Accounts which bears the same relationship to the total of such excess as (a) bears to (b), where:

           (a)      equals the amount credited to said Account; and

           (b)      equals the total amounts credited to all Accounts.

The amount credited to each Account shall be reduced in similar proportion in the event the total of all Accounts as of said date exceeds the total value of all assets of the Trust Fund as of said Valuation Date. It is intended that this paragraph operate to distribute among all such Accounts in the Trust, all income of the Trust Fund and changes in the value of the Trust Fund's assets, as the case may be. The Administrator and the Trustee may adopt such rules as they deem appropriate to credit pre-tax contributions and matching contributions or other contributions which were received periodically through the valuation period with an appropriate percentage of the income, gains and losses of the Trust Fund's assets.

     Notwithstanding the foregoing provisions of this Section, if the assets of the Trust Fund are invested either with an institutional Trustee or with an Investment Manager or other professional money manager which maintains a procedure for allocating investment earnings and losses to Accounts utilizing the fair market value of assets, the Trustee may direct that such method be used in lieu of the procedures hereinbefore described.

     8.4 Valuation of Investment Funds. If separate investment funds have been established under Article 7 hereof, the Trustee shall proceed as described in Section 8.3 above but on an investment fund by investment fund basis. It is intended that this Section operate to



                                      8-2
distribute among all Accounts invested in a particular investment fund all income of such fund allocable to the Trust and changes in the value of the fund's assets, as the case may be. The adjustments in the amounts credited to such Accounts shall be deemed to have been made as of said Valuation Date.

     8.5 Interim Valuation of Assets. In addition to or in lieu of the Valuation Dates set forth in Section 8.3 hereof, the Administrator, in its sole discretion, may instruct the Trustee to make an interim valuation of assets of the Trust Fund. In exercising its discretion as to whether to instruct the Trustee to evaluate the assets of the Trust Fund, the Administrator shall consider the following factors:

           (a)      the expense of any such interim valuation;

           (b) the length of time involved in making any such interim valuation and the resulting delay in making any distributions from the Trust Fund;

           (c) the magnitude of the estimated change in the value of the assets of the Trust Fund; and

           (d)      the size of any distribution or distributions involved.

     Upon instruction by the Administrator, the Trustee shall evaluate the assets of the Trust Fund and adjust all the Accounts of the Trust and Plan in accordance with the methods and procedures contained in Section 8.3 or 8.4 hereof as of the date specified by the Administrator.





                                      8-3

                                    ARTICLE 9

                       HARDSHIP AND IN-SERVICE WITHDRAWALS


     9.1 Hardship Distributions. Subject to uniform rules and procedures as the Administrator may prescribe, in case of hardship, a Participant may apply to the Administrator for a hardship distribution. For purposes of this Section, a distribution shall be on account of hardship only if the distribution is made on account of an immediate and heavy financial need, described in Section 9.2 below, and is necessary as described in Section 9.3 below to satisfy such need. Such distribution may be made only from amounts specified in Section 9.4 below.

     9.2 Immediate and Heavy Financial Need. A distribution will be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

           (a) expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or amounts necessary for such persons to obtain medical care described in such
                    Section 213(d);

           (b) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

           (c) payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children or dependents (as defined in Section 152 of the Code); or

           (d) payment necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

     9.3 Determination of An Amount Necessary to Satisfy an Immediate and Heavy Financial Need. A distribution will be deemed necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:



                                      9-1

           (a) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;

           (b) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Participating Companies or any Affiliate, provided that such distributions or loans do not increase the financial need of the Participant;

           (c) the Trust and Plan and all other plans maintained by Participating Companies or any Affiliate provide that the Participant may not make pre-tax contributions for the Participant's taxable year immediately following the taxable year of the Participant during which said hardship distribution occurs in excess of the applicable limit under
                    Section 402(g) of the Code for such next taxable year of the Participant less the amount of such Participant's pre-tax contributions for the taxable year of the Participant during which said hardship distribution occurs; and

           (d) the Participant is prohibited, under the terms of the Trust and Plan and all other plans maintained by the Participating Companies or any Affiliate (or other legally enforceable agreement), from making pre-tax, other elective contributions and voluntary after tax contributions to the Trust and Plan and such other plans for at least twelve (12) months after receipt of the hardship distribution. For this purpose the phrase "all other plans" includes a stock option, stock purchase or similar plan or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. The phrase "all other plans" does not include a health or welfare benefit plan including one that is part of a cafeteria plan within the meaning of Section 125 of the Code or the mandatory Employee contribution portion of a defined benefit plan.

By virtue of this Section and Section 4.6, the Trust and Plan provides for the restrictions contained above in subsections (c) and (d).


     9.4 Permitted Hardship Distributions. If the Administrator determines that the criteria set forth above are satisfied with respect to a Participant, it may order a distribution of all or a portion of the sum of:



                                      9-2

           (a) such Participant's Match Account (which are not amounts attributable to qualified matching contributions), Prior Plan Accounts and any Rollover Accounts then held for his benefit; plus

           (b)      the lesser of:

                    (1)  such Participant's Pre-Tax Account balance; and

                    (2) the aggregate amount of the pre-tax contributions made to his Pre-Tax Account.

     9.5 In-Service Withdrawals. Subject to uniform rules and procedures as the Administrator may prescribe, a Participant may withdraw all or a part of the amounts credited to his Rollover Account at any time. A request for a withdrawal hereunder shall be made in such manner (including in writing, orally, telephonically or electronically) as the Administrator shall determine.

     9.6 Age 59-1/2 Withdrawals. Subject to uniform rules and procedures as the Administrator may prescribe, a Participant who has attained age fifty-nine and one-half (59-1/2) may withdraw all or a part of his Account balance under the Trust and Plan. A request for a withdrawal hereunder shall be made in such manner (including in writing, orally, telephonically or electronically) as the Administrator shall determine.

     9.7 Method of Distribution. If the Administrator orders a hardship distribution, an in-service distribution, or a distribution on account of the Participant's attainment of age fifty-nine and one-half (59-1/2) pursuant to this Article, such distribution shall be made in a lump sum. Hardship distributions shall be made from a Participant's Accounts on a pro rata basis. Distributions made on account of a Participant's attainment of age fifty-nine and one-half (59-1/2) shall be made from his Accounts on a pro rata basis, unless the Participant shall direct otherwise. Amounts distributed to a Participant under this Article shall be debited to the



                                      9-3
appropriate Account as they are paid. Any such hardship distribution shall be subject to the withholding requirements of Section 3405(c) of the Code.

     9.8 Administration of Hardship, In-Service and Age 59-1/2 Distribution Provisions. Neither the application for nor payment of any distribution in accordance with this Article shall have the effect of terminating a Participant's participation in the Trust and Plan. The Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of the hardship, in-service and age fifty-nine and one half (59-1/2) withdrawals pursuant to this Article. Any withdrawals made pursuant to this Article may not be repaid to the Trust and Plan.

     9.9 Spouse's Consent. No hardship, in-service or age fifty-nine and one-half (59-1/2) distribution may be made hereunder unless the Participant's spouse, if any, consents in the manner set forth in Section 24.5 hereof if such consent is required under Section 24.6 hereof.



                                      9-4

                                   ARTICLE 10

                                      LOANS

     10.1 Loan Administration and Applications. The following persons, except for any person who is a Shareholder Employee as defined in Section 10.6 below, may apply to the Administrator for a loan from the Trust and Plan:

          (a) a Participant, including any person who has become an inactive Participant due to his no longer being a Covered Employee (but, subject to paragraph (b) below, not including any person who has become a former Participant due to his having incurred a Termination of Employment); and

          (b) a former Participant who is a "party in interest" within the meaning of ERISA Section 3(14).

Any such loan shall not be made available to Highly Compensated Employees in an amount greater than that made available to persons who are not Highly Compensated Employees. If the Administrator determines that such borrower (and proposed loan) satisfies the requirements set forth below for loan approval, the Administrator shall direct the Trustee to make a loan to such borrower from his Pre-Tax Account, Prior Plan Accounts and Rollover Account.

     10.2 Amount of Loan. The amount of any such loan shall be determined by the Administrator; provided, however, that any such loan shall not, when combined with outstanding loans previously made from this Trust and Plan and loans made under other qualified retirement plans, if any, maintained by the Company or any Affiliate, cause the aggregate amount of all such loans to such borrower to exceed the lesser of (a) or (b) below, where:

          (a) equals one-half (1/2) of the amounts credited to the borrower's Accounts under this Trust and Plan; and

          (b) equals Fifty Thousand Dollars ($50,000.00) reduced by the remainder, if any, of:

               (1) the highest outstanding balance of loans to such borrower from this Trust and Plan and all other qualified retirement


                                      10-1
                    plans maintained by the Company and its Affiliates during the twelve (12) month period preceding the date on which the loan is to be made; minus

               (2) the outstanding balance of loans to such borrower from the plans on the day the loan is to be made.

     10.3 Loan Administration. The following additional provisions shall be applicable to the loan program under this Trust and Plan:

          (a) Loan Program Administration. The loan program under the Trust and Plan shall be administered by the Administrator in accordance with uniform rules and procedures as the Administrator may prescribe.

               As of the Restatement Date, the Administrator has prescribed that:

               (1) each borrower is limited to no more than one (1) loan outstanding at one (1) time;

               (2)  a borrower shall be limited to one (1) loan in any twelve
                    (12) month period; and

               (3) the amount of any such loan shall not be less than one thousand dollars ($1,000.00).

          (b) Loan Application Procedure. Each borrower shall apply for a loan in such manner (including in writing, orally, telephonically or electronically) as the Administrator shall determine.

          (c) Basis for Approval or Denial of Loans. Loans will be approved only if:

               (1) the Administrator believes the borrower intends to repay the loan in accordance with its terms; and

               (2) the borrower's spouse, if any, consents in the manner set forth in Section 24.5 hereof if such consent is required under Section 24.6 hereof; and

               (3) the amount of such loan shall not be in excess of the lesser of (A) and (B), where:

                    (A) equals the amounts credited to the borrower's Accounts; and

                                      10-2

                    (B) equals an amount the Administrator determines the borrower can reasonably be expected to repay; and

               (4)  the loan satisfies the requirements of Section 10.4 below.

     10.4 Terms and Conditions of Loans. Any loan made pursuant to this Article shall be considered be made solely from the Account or Accounts of the borrower and shall be subject to the following terms and conditions:

          (a) Interest. Interest shall be charged at a reasonable rate, comparable to the rate charged by a commercial lender for a similar loan. As of the Restatement Date, the interest rate shall be equal to one percentage point above the prime rate charged by Key Bank, National Association as of the date of receipt of the loan application.

          (b) Loan Term and Repayment Schedule. The term of any loan shall be arrived at by mutual agreement between the borrower and the Administrator but shall not exceed five (5) years. All loans shall provide for the substantially level amortization of the loan, with payments not less frequently than quarterly, over the term of the loan; provided, however, that the terms of the loan may permit a borrower a grace period of up to one (1) year from such repayments while such borrower is on an unpaid leave of absence from a Participating Company. Participants who have a Termination of Employment shall, within an administratively reasonable period established by the Administration, pursuant to nondiscriminatory rules, pay the balance of their outstanding loans hereunder. In the event such a Participant does not pay the balance of his outstanding loan, such Participant shall be in default in accordance with the provision of (f) below.

               Notwithstanding anything contained herein to the contrary, loan payments may be suspended under this Trust and Plan to the extent permitted under Section 414(u) of the Code.

               The Administrator may make such additional, nondiscriminatory rules regarding loan repayments as it deems necessary or appropriate for any reason, including the efficient administration of this Trust and Plan, including early repayments and any restrictions relating thereto.

          (c) Segregation of Accounts. If an individual borrows money from the Trust and Plan, his Accounts, to the extent of such borrowing, shall be deemed segregated for investment purposes. The note



                                      10-3
               representing such loan and the borrower's Accounts, to the extent of such borrowing, shall not be taken into account in the valuation of the Trust and Plan pursuant to Article 8 hereof.

          (d) Repayment Procedures. Repayment of any loan made to an Employee shall be by payroll deduction, unless another procedure is agreed to by the Administrator and the Employee. Repayment of any loan made to a borrower who is described in Section 10.1(b) above shall be made as mutually agreed by the Administrator and such borrower.

          (e) Documentation and Collateral. Each borrower shall indicate his acceptance of the terms of the loan in such manner as the Administrator shall determine. Executing on, endorsing or depositing the check representing the loan proceeds shall automatically constitute acceptance of the terms of the loan and evidence the borrower's obligation to repay the loan in accordance with its terms. Each loan shall bear interest payable to the order of the Trustee and shall be supported by adequate collateral. Such collateral shall consist of (i) an amount not to exceed fifty percent (50%) of the amounts credited to the borrower's Accounts, and (ii) other property, if necessary, of sufficient value to adequately secure the repayment of the loan. The Administrator may require such other and further documentation as it deems appropriate.

          (f) Default. The Administrator may declare a borrower to be in default if he fails to make any payment of principal or interest when due, if he fails to make a required payment after a permitted one (1) year grace period as provided in subsection (b) above or if his collateral becomes inadequate to secure the loan and he does not provide substitute collateral satisfactory to the Administrator within ten (10) days after a request therefor by the Administrator. In the event the Administrator declares a borrower to be in default, his loan shall be accelerated, and:

               (1) If his collateral security in this Trust and Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the Administrator, put at risk the tax qualified status of the Trust and Plan or the pre-tax contribution portion thereof, the Trustee shall execute upon such Trust and Plan collateral, and

               (2) If his collateral security in this Trust and Plan is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Administrator, put at risk the tax qualified


                                      10-4
                    status of the Trust and Plan or the pre-tax contribution portion thereof, the Trustee shall commence appropriate collection actions against the borrower to recover the amounts owed.

     Expenses of collection, including legal fees if any, of any loan in default shall be borne by the borrower or his Accounts under this Trust and Plan.

     10.5 Payment of Prior Loans. Notwithstanding the foregoing provisions of this Article, in the event the proceeds of any loan made hereunder shall be used directly or indirectly to pay off any obligations under a prior loan made hereunder, the term of the more recent loan shall not extend beyond the period of repayment under the prior loan. For purposes of this Section, the Administrator shall be able to rely on a certification by the borrower as to the use of the new loan's proceeds.

     10.6 Shareholder-Employee Defined. The term "Shareholder-Employee" shall mean, with respect only to those taxable years for which the Company or any Affiliate is an "electing small business corporation" pursuant to Subchapter S of the Code, an Employee who owns, or is considered as owning (within the meaning of Section 318(a)(1) of the Code) on any day during such taxable year, more than five percent (5%) of the outstanding stock of such entity.



                                      10-5

                                   ARTICLE 11

                     RETIREMENT OR TERMINATION OF EMPLOYMENT

     11.1 Right to Benefit Upon Retirement or Termination of Employment. In the event of the Termination of Employment of a Participant for any reason other than death, he shall be entitled to receive a distribution of the amounts credited to Accounts held on his behalf. Any amounts distributable to a retired or former Participant shall be distributed in accordance with the rules and procedures set forth in Article 13 hereof.

     11.2 Commencement of Distributions. Amounts credited to a terminated Participant's Accounts shall be distributed to him in accordance with the rules and procedures set forth in Article 13 hereof. Distributions on and after January 1, 1998 shall be made as of the dates set forth below:

          (a) if the value of his Accounts at the time of distribution does not exceed Five Thousand Dollars ($5,000.00) plus any cost of living increase under Section 411(a)(11) of the Code, the distribution shall be made as soon as reasonably possible following his Termination of Employment; or

          (b) if the value of his Accounts at the time of distribution exceeds Five Thousand Dollars ($5,000.00) plus any cost of living increase under Section 411(a)(11) of the Code, unless the Participant elects to defer such distribution in accordance with
               Section 13.1 hereof shall be made no later than:

               (1) as soon as reasonably possible following the close of the Plan Year in which occurs the later of his attainment of his Normal Retirement Date or his Termination of Employment, but not later than sixty (60) days following the close of such Plan Year, or

               (2) as of such earlier date as the Participant shall request, but not earlier than as soon as reasonably possible following his Termination of Employment.




                                      11-1

                                   ARTICLE 12

                                 DEATH BENEFITS

     12.1 Death of a Participant. In the event of the Termination of Employment of a Participant by reason of his death, his designated Beneficiary shall be entitled to receive a distribution in an amount equal to the amounts then credited to the Accounts held for his benefit Unless the Beneficiary elects to defer such distribution until a later date pursuant to Section 13.1 hereof, such amounts shall be distributed as soon as reasonably possible following the Participant's death, but not later than sixty (60) days after the close of the Plan Year in which occurs the later of the Participant's Normal Retirement Date or date of death. Such distribution shall be made in accordance with the provisions of Article 13 hereof.

     12.2 Death of a Retired or Terminated Participant Prior to Commencement of Benefits. In the event of the death of a retired or terminated Participant prior to the date distribution has been made to him, his designated Beneficiary shall be entitled to receive a distribution of the amounts credited to his Accounts. Unless the Beneficiary elects to defer such distribution until a later date pursuant to Section 13.1 hereof, such amounts shall be distributed as soon as reasonably possible following the Participant's death, but not later than sixty
(60) days after the close of the Plan Year in which occurs the later of the Participant's Normal Retirement Date or date of death. Such distribution shall be made in accordance with the provisions of Article 13 hereof.

     12.3 Death of a Retired or Terminated Participant After Commencement of Benefits. In the event of the death of a retired or terminated Participant after the date of distribution or the commencement of distribution to him, no benefits shall be payable to his Beneficiary except to the extent provided for by the method under which the retired or terminated Participant was receiving distributions under Article 13 hereof.



                                      12-1

     12.4 No Beneficiary Designation. Unless a Participant or former Participant has designated a death Beneficiary in accordance with the provisions of Section
12.5 hereof, his death Beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such
Participant:

          (a)  his spouse at the time of his death;

          (b)  his issue per capita; and

          (c)  the executor or administrator of his estate.

     12.5. Designation of Beneficiary. In lieu of having the amounts distributable pursuant to this Article distributed to a death Beneficiary determined in accordance with the provisions of Section 12.4 hereof, a Participant or former Participant may sign a document designating a death Beneficiary or death Beneficiaries to receive such amounts. If the Participant is married, any such designation shall be effective only if the spouse of the Participant is the sole primary Beneficiary or the spouse consents to such designation in the manner set forth in Section 24.5 hereof.

     12.6 Administrator to Notify Trustee. Upon the death of a Participant or a former Participant, the Administrator shall immediately advise the Trustee of the identity of such Participant's death Beneficiary or Beneficiaries. The Trustee shall be completely protected in making distributions to any person or persons in accordance with the instructions it receives from the Administrator.

     12.7 Incomplete Disposition. In the event that a Participant or former Participant dies at a time when he has a designation on file with the Administrator which does not dispose of all of the amounts distributable under this Trust and Plan upon his death, then the amounts distributable on behalf of said Participant or former Participant, the disposition of which



                                      12-2
was not determined by the deceased Participant's or former Participant's designation, shall be distributed to a death Beneficiary determined under the provisions of Section 12.4 hereof.

     12.8 Clarification of Designation. Any ambiguity in a Participant's death Beneficiary designation shall be resolved by the Administrator. Subject to
Section 12.4 hereof, the Administrator may direct a Participant to clarify his designation and if necessary, execute a new designation containing such clarification.


                                      12-3

                                   ARTICLE 13

                                  DISTRIBUTIONS

     13.1 Time of Distribution. Distributions will normally commence as of the dates specified in Articles 11 and 12 hereof. However, effective January 1, 1998, a terminated Participant or a Beneficiary whose Account balance exceeds Five Thousand Dollars ($5,000.00) (plus any cost of living increase under Section 411(d)(11) of the Code) may elect in writing, subject to Section 13.4 hereof, to defer any distribution to a later date. Furthermore, if a Participant continues in the employ of a Participating Company or an Affiliate until his attainment of age seventy and one-half (70-1/2), distributions must commence as of the date specified in Section 13.4 hereof, even if he remains so employed at the time of distribution, to the extent required by law.

     Notwithstanding the foregoing provisions of this Section and the contrary provisions of Articles 11 and 12, the requirement that a distribution commence within sixty (60) days after the close of the Plan Year in which a Participant's Normal Retirement Date occurs shall not apply if the amount of payment required to be made on such date cannot be ascertained by such date or the Administrator is unable to locate the Participant after making reasonable efforts to do so, provided that, within sixty (60) days after such amount can be ascertained or the Participant is located, a payment is made retroactive to such date. This paragraph is not intended to permit an Accountholder to elect to defer payment beyond the dates otherwise provided therefore in this Trust and Plan.

     13.2 Form of Distribution. The distribution of the amounts distributable to an Accountholder pursuant to Article 11 or 12 hereof shall be a single sum payment. Any distribution made pursuant to this Article shall be subject to the withholding requirements of



                                      13-1

Section 3405(c) of the Code unless the Participant elects a direct transfer of the amounts distributable from the Trust and Plan to an eligible retirement plan.

     13.3 Administering Distribution of Accounts. The Administrator shall notify the Trustee immediately of the Accountholder's election, and the Trustee shall make all distributions in accordance with such method of distribution.

     13.4 Restrictions on Delay and Timing of Distributions. Notwithstanding any other provisions of this Trust and Plan, distributions hereunder shall be subject to the following restrictions:

          (a)  in the case of a living Participant or former Participant:

               (1) with respect to a Participant or former Participant who is a five percent (5%) owner, as defined in Section 416(i) of the Code, on or before the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2);

               (2) with respect to a Participant who attains age seventy and one-half (70-1/2) after December 31, 1998 and who is not a five percent (5%) owner, as defined in Section 416(i) of the Code, the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2) or the date he actually retires, whichever is later;

               (3) with respect to a Participant who attains age seventy and one-half (70-1/2) after December 31, 1996 but prior to January 1, 1999 and who is not a five percent (5%) owner, as defined in Section 416(i) of the Code, distribution must commence on or before the April 1 following the end of the calendar year in which he attains age seventy and one-half (70-1/2); provided, however, that such a Participant may elect at any time prior to his retirement and upon reasonable notice to the Company that minimum required distributions to be made to him following the date of his election shall cease and that distributions shall re-commence as of a date selected by such Participant, which date shall not be later than the April 1 immediately following the end of the calendar year in which such Participant actually retires; or



                                      13-2

               (4) annuity or installment distributions shall not be payable over a period of years in excess of his life expectancy or the joint life expectancies of himself and his spouse or Beneficiary; or

               (5) period certain annuity payments shall not be made beyond the life expectancy of the Participant or beyond the joint life expectancies of the Participant and his spouse or beneficiary; and

          (b) in the case of a deceased Participant or former Participant, benefits commencing after his death shall be payable either:

               (1) by the December 31 of the calendar year containing the fifth anniversary of the Participant's death; or

               (2)  if benefits commence to his Beneficiary either:

                    (A) on or before the December 31 of the calendar year immediately following the calendar year in which the Participant died or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury; or

                    (B) if his spouse is his Beneficiary, by the later of the December 31 of the calendar year immediately following the calendar year in which the Participant died and the December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2);

                    over a period not extending beyond the life expectancy of such Beneficiary; or

               (3) if the Participant's distribution had commenced prior to his death under a form of payment meting the requirements of subsection (a)(2) or (a)(3) above, such distribution must be completed by the remainder of the period specified in said subsection (a)(2) or (a)(3); and

          (c) in the case of the death of a Beneficiary who is the surviving spouse of a deceased Participant, a distribution commencing after the death of the spouse shall be payable either:

               (1) by the December 31 of the calendar year containing the fifth anniversary of the spouse's death;

                                      13-3

               (2) if distribution commences to the spouse's beneficiary on or before the December 31 of the calendar year of the spouse's death, or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury, over a period not extending beyond the life expectancy of such beneficiary; or

          (d) in the event payments are made to a Participant's child, for purposes of this Section, such payments shall be deemed to be paid to the Participant's spouse if such payments will become payable to such spouse upon such child's reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the Treasury.

A Participant, former Participant or spouse of a Participant who elects to take distribution over his life expectancy may elect t have his life expectancy redetermined from time to time but not more frequently than annually. In the event that a Participant, former Participant or spouse of a Participant fails to make such an election, then no redetermination shall be performed.

     All distributions required under this Article shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

     With respect to distributions under the Trust and Plan made in calendar years beginning on or after January 1, 2000, the Trust and Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Trust and Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

     13.5 Revaluation of Undistributed Amounts. As long as there remain any amounts credited to an Accountholder's Account, the Trustee shall continue to maintain said



                                      13-4

Account and said Account shall be periodically revalued in accordance with the provisions of Article 8 hereof.

     13.6 Immediate Lump Sum Payment of Small Amounts. Notwithstanding anything contained in this Trust and Plan to the contrary, effective on and after January 1, 1998, in the event that the amounts credited to the Accounts of a retired, terminated or deceased Participant has a value less than or equal to Five Thousand Dollars ($5,000.00) plus any cost of living increase after 1998 under
Section 411(a)(11) of the Code, the Administrator shall direct the Trustee to distribute the amounts credited to such Participant's Accounts in a single lump sum payment as soon as reasonably possible after the Participant's Termination of Employment, but not later than sixty (60) days after the close of the Plan Year which includes the Participant's Normal Retirement Date, without the consent of the Participant or his Beneficiary. Any such lump sum distribution shall be subject to the requirements of Section 13.7 hereof.

     13.7 Elections Regarding Direct Rollovers. Any distribution made hereunder to a Distributee shall be made directly to such Distributee unless he elects a Direct Rollover pursuant to the second paragraph of this Section; provided, however, that the Distributee must acknowledge in writing that he understands that any payment which is eligible under Section 402(c) of the Code to be rolled over to an Eligible Retirement Plan will be subject to withholding taxes.

     Each Distributee shall have the right to direct that any distribution which, under Code Section 402(c), qualifies as an Eligible Rollover Distribution be transferred directly to an Eligible Retirement Plan. A Distributee may direct that part of the distribution be transferred directly to an Eligible Retirement Plan and the balance be paid to him. A Distributee is not permitted to direct that his distribution be transferred directly to more than one Eligible



                                      13-5

Retirement Plan. In the event that a Distributee fails to make any direction within the time prescribed pursuant to reasonable and uniform procedures established by the Administrator, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.

     Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:

          (a) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

               (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more;

               (2) any distribution to the extent such distribution is required under Section 13.4 above which reflects the requirements under Section 401(a)(9) of the Code;

               (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

               (4) any distribution described under Section 401(k)(2)(B)(i)(IV) of the Code that is distributed upon hardship of the distributee.

          (b)  "Eligible Retirement Plan" shall mean:

               (1) an individual retirement account described in Section 408(a) of the Code;

               (2) an individual retirement annuity described in Section 408(b) of the Code;

               (3)  an annuity plan described in Section 403(a) of the Code; or

               (4)  a qualified trust described in Section 401(a) of the Code,

               that accepts the Distributee's Eligible Rollover Distribution.



                                      13-6

               Notwithstanding the foregoing, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (c)  "Distributee" shall mean:

               (1)  an Employee or former Employee; and

               (2) an Employee's or a former Employee's surviving spouse and an Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, without regard to the interest of the spouse or former spouse.

          (d) "Direct Rollover" shall mean a payment by the Trust and Plan to the Eligible Retirement Plan specified by the Distributee.

     13.8 Spouse's Consent. No distribution may be made pursuant to this Article unless the Participant's spouse, if any, consents in the manner set forth in
Section 24.5 hereof if such consent is required under Section 24.6 hereof.

     13.9 Missing Participants. If, after reasonable efforts of the Administrator to locate an Accountholder, including sending a registered letter, return receipt requested, to the last known address of the Accountholder, the Administrator is unable to locate the Accountholder, then the amounts distributable to such Accountholder shall, pursuant to applicable state or Federal laws, be treated as a forfeiture under the Trust and Plan. In the event that such an Accountholder is located subsequent to such a forfeiture, then, pursuant to applicable state or Federal laws, his benefits shall be reinstated and shall not be used to determine his Annual Additions for the Plan Year in which it is reinstated. If the Trust and Plan is joined as a party to any escheat proceedings involving an amount forfeited pursuant to this Section, the Trust and Plan shall comply with the final judgment as if it were a claim filed by the Accountholder and shall pay in accordance with said judgment. Any amounts forfeited pursuant to this Section shall be used to reduce future matching contributions made under Article 5 hereof.


                                      13-7

                                   ARTICLE 14

                       THE TRUSTEE, ITS POWERS AND DUTIES

     14.1 Obligations and Duties. The Trustee shall not be obligated to institute any action or proceeding to compel the Participating Companies to make any contributions to this Trust, nor shall the Trustee be obligated to make any inquiry as to whether any amount deposited with it is the amount provided to be deposited under the terms of Articles 4 or 5. The Trustee shall keep books of account which shall show all receipts and disbursements and a complete record of the operation of the Trust, and the Trustee shall at least once a year and at such other times as the Company or the Administrator shall so request render a report of the operation of this Trust to the Company and the Administrator. The Trustee shall file with the Internal Revenue Service such returns and other information concerning the Trust Fund as may be required of the Trustee by the Code or ERISA. The Trustee shall not be obligated to pay any interest on any funds which may come into its hands. The Trustee is a party to this Trust and Plan solely for the purposes set forth in this instrument and to perform the acts herein set forth, and no obligation or duty shall be expected or required of it except as expressly stated herein or in ERISA. The Trustee may consult with counsel (who may or may not be counsel for the Company) selected by the Trustee concerning any question which may arise with reference to its powers or duties under this Trust and Plan, and the opinion of such counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Trustee in good faith and in accordance with such opinion, provided due care is exercised in the selection of such counsel.

                  14.2 Resignation or Removal of Trustee. The Trustee may resign from this Trust by mailing to the Company a written notice of resignation addressed to the Company at the last address of the Company on file with the Trustee, or by delivering such written notice to the



                                      14-1

Company at such address. The Company may remove the Trustee by written notice of such removal mailed to the Trustee at the last address of the Trustee on file with the Company, or by delivering such written notice to the Trustee at such address. Such resignation or removal shall take effect on the date specified in the notice of resignation or removal, but not less than thirty (30) days, nor more than sixty (60) days following the date of mailing of such notice or delivery of such notice if it be not mailed unless the Company and the Trustee agree that the resignation or removal be effective on some other date. Upon such resignation or removal, the Trustee shall be entitled to its fees to the effective date of resignation or removal and any and all costs or expenses paid or incurred by the Trustee in connection with this Trust and Plan. In no event shall such resignation or removal terminate this Trust and Plan, but the Company shall forthwith appoint a successor Trustee to carry out the terms of this Trust and Plan, which successor Trustee shall be any individual, trust company or bank selected by the Company. In case of the resignation or removal of the Trustee, the Trustee shall forthwith turn over to the successor Trustee all assets in its possession, and copies of such records as may be necessary to permit the successor Trustee to carry out its duties.

     14.3 Co-Trustees. In the event that the Company shall have appointed more than one individual, trust company or bank to act jointly as Trustee hereunder, any action which this Trust and Plan authorizes or requires the Trustee to do shall be done by action of the majority of the then acting co-trustees, or, in the case of two such persons acting jointly as Trustee, by action of both such trustees. Such action may be taken at any meeting of the co-trustees then acting, or by written authorization and affirmative consent without a meeting. The co-trustees by written agreement among themselves, a copy of which shall be filed with the Company and the Administrator, may allocate among themselves any of the powers and duties of



                                      14-2
the Trustee under this Trust and Plan. In such event the co-trustee to whom a power or duty is allocated may take action with respect thereto without the consent of any other co-trustee. Any person, firm, partnership or corporation may rely upon the written signatures of such number of the co-trustees as are hereunder empowered to take action as the signature of the Trustee hereunder. Notwithstanding any other provision of this Trust and Plan to the contrary, so long as at least one individual, trust company or bank shall continue to act as Trustee hereunder, the Company shall not be under any duty to appoint a successor to any co-trustee who shall resign or be removed.

     14.4 Standard of Care. The Trustee shall discharge the Trustee's duties under this Trust and Plan solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to such Participants and their Beneficiaries and defraying reasonable expense of administering the Trust and Plan, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would used in the conduct of an enterprise of like character and with like aims, and by diversifying the investments of the Trust and Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, all in accordance with the provisions of this Trust and Plan insofar as they are consistent with the provisions of ERISA; but the duties and obligations of the Trustee as such shall be limited to those expressly imposed upon the Trustee under this Trust and Plan.

     14.5 Indemnification of Trustee by the Company. The Trustee may consult with counsel and the Trustee shall not be deemed imprudent by reason of its taking or refraining from taking any action in accordance with the opinion of counsel. The Company agrees, to the extent permitted by law, to indemnify and hold the Trustee harmless from and against any



                                      14-3
liability that the Trustee may incur in the administration of the Trust Fund, including any liability arising from acts of prior Trustees, unless arising from the Trustee's own negligence or misconduct. The Trustee shall not be required to give any bond or any other security for the faithful performance of duties hereunder, except as may be required by law which prohibits the waiver thereof.

     14.6 Certification by Administrator. The Trustee shall be entitled, as the Trustee may deem appropriate from time to time, to require the Company, the Administrator or any other person involved in the administration of the Trust and Plan or investment of the Trust Fund or having any interest under the Trust and Plan to furnish such certifications and proofs of facts as shall permit the Trustee to perform the Trustee's duties under ERISA (or any regulation thereunder) as may be in effect from time to time, or to exercise the powers granted the Trustee under this Trust and Plan.



                                      14-4

                                   ARTICLE 15

                                   INVESTMENTS

     15.1 Investment Powers and Duties of Trustee. In addition to the powers and duties conferred and imposed upon the Trustee by the other provisions of this Trust and Plan, the Trustee shall, subject to the provisions of Article 8 and the limitations hereinafter set forth in this Article, have the following powers and duties:

     (a) To invest and reinvest the principal and income of the Trust Fund and keep the same invested with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, without distinction between principal and income and without regard to any limitations, other than such prudent man rule, prescribed by law or custom upon the investments of fiduciaries, in each and every kind of property, whether real, personal or mixed, tangible or intangible, and wherever situated, including but not limited to annuity, endowment or life insurance contracts of an insurance company on the life of any participant, shares of any Regulated Investment Company, units of any common trust fund of the Trustee or of any bank or trust company now in existence or hereinafter established, shares of common, preference and preferred stock, put and call options, rights, options, subscriptions, warrants, trust receipts, investment trust certificates, mortgages, leases, bonds, notes, debentures, equipment or collateral trust certificates and other corporate, individual or government obligations, whether secured or unsecured; to invest and reinvest in and retain any stocks, bonds or other securities of any corporate trustee serving hereunder, or any parent or affiliate thereof; to invest in commodities and commodity contracts; to invest and reinvest in any time or savings deposits of the Trustee or any parent or affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may but need not be guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; and in addition to become a general partner or limited partner in any partnership or limited partnership the purposes of which are to invest or reinvest the partnership assets in any such properties or deposits;

     (b) To invest a portion or all of the Trust Fund in units of any common or group trust created solely for the purpose of providing a satisfactory diversification of investments for participating trusts; provided that such common or group trust, (i) limits participation thereunder to pension and profit sharing trusts which qualify under Section 501(a) of the Code and individual retirement accounts which qualify under Section 408 of the Code, (ii) prohibits income and/or principal attributable to a participating trust from being used for any purpose other than the exclusive benefit of the employees or their beneficiaries of such participating trust, (iii) prohibits assignment by a participating trust of any part of such participating trust's equity or interest in the common or group trust, (iv) is created or organized in the United States and is maintained at all times as a domestic trust in the United States; as long as the Trustee holds such units hereunder, the instrument establishing such common or group



                                      15-1
trust (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust and Plan;

     (c) Upon direction by the Company, to invest or reinvest all or a portion of the Trust Fund in qualifying employer securities and/or qualifying employer real estate as such terms are defined in Section 4975 of the Code and Section 407(d) of ERISA, which investment may constitute more than ten percent (10%) of the fair market value of the assets of the Trust Fund but in any event not more than the amounts credited to employer contribution accounts. The Trustee may retain, sell, exchange or otherwise dispose of any such securities or real estate held in this Trust Fund;

     (d) To sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposal;

     (e) To manage, operate, repair, partition and improve and mortgage or lease (with or without option to purchase) for any length of time any real property held in the Trust Fund; to renew or extend any mortgage or lease, upon any terms the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage note; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to enforce any covenant or condition of any lease or mortgage or of any guarantee pertaining to either of them or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid on property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any lease or mortgage or of any guarantee pertaining to either of them;

     (f) To exercise, personally or by general or limited proxy, the right to vote any shares of stock or other securities held in the Trust Fund; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in the Trust Fund;

     (g) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust Fund; to pay from the Trust Fund any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation, to deposit any property with any committee or depositary; and to retain any property allotted to the Trust Fund in any reorganization, recapitalization, consolidation, merger or liquidation;

     (h) To borrow money from any lender (including the Trustee hereunder, where applicable in its capacity as a banking corporation when permitted to do so by the



                                      15-2
applicable laws and regulations then in effect) in any amount and upon such terms and conditions and for such purposes as the Trustee shall deem necessary; for any money so borrowed the Trustee may issue its promissory note as Trustee and to secure the repayment of any such loan, with interest, may pledge or mortgage all or any part of the Trust Fund, and no person loaning money to the Trustee shall be obligated to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

     (i) To compromise, settle or arbitrate any claim, debt or obligation of or against the Trust Fund; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;

     (j) To continue to hold any property of the Trust Fund whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, such cash as it deems advisable or, in its discretion, to hold the same, without limitation on duration, on deposit in the commercial department or in an interest-bearing account in the savings department of any bank, trust company, or savings and loan institution (including the Trustee where applicable in its capacity as a banking corporation) in which deposits are guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation;

     (k) To hold property of the Trust Fund in its own name or in the name of a nominee, without disclosure of this Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this Trust and Plan, and the Trustee's records shall at all times show that such property is part of the Trust Fund;

     (l) To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waiver or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Trust;

     (m) Upon prior written approval of the Company, to employ, at the expense of the Trust Fund, agents who are not regular employees of the Trustee, and to delegate in writing to them and authorize them to exercise such powers and perform such duties required of the Trustee hereunder without limitation as the Trustee may determine in its uncontrolled discretion; the Trustee shall not be responsible for any loss occasioned by any such agents selected by it with reasonable care;

     (n) To pay out of the Trust Fund all taxes imposed or levied with respect to the Trust Fund and in its discretion to contest the validity or amount of any tax, assessment, penalty, claim or demand respecting the Trust Fund; however, unless the Trustee shall have first been indemnified to its satisfaction or arrangements satisfactory to it shall have been made for the payment of all costs and expenses, it shall not be required to contest the validity of any tax, or to institute, maintain or defend against any other action or proceeding either at law or in equity;



                                      15-3

     (o) Except as otherwise provided in this Trust and Plan, to do all acts, execute all instruments, take all proceedings and exercise all rights and privileges with relation to any assets constituting a part of the Trust Fund, which it may deem necessary or advisable to carry out the purposes of this Trust and Plan;

     (p) During the minority or incapacity of any Accountholder under this Trust and Plan, to make payment to such Accountholder or to an appropriate member, as determined by the Administrator, of such Accountholder's family for the care, maintenance and support of such Accountholder in such amounts and at such times as the Administrator may determine, and the receipt of such minor or incapacitated person or member of such minor's or incapacitated person's family to whom payment has been made shall be a full discharge and acquittance to the Trustee for the amount so paid;

     (q) To invest in insurance or annuity contracts which provide for earnings at a guaranteed minimum rate of interest and to engage in a program of collective investment through the commingling of assets of this Trust with assets of other trusts in the form of participatory ownership of a portion of one or more of such insurance or annuity contracts. To the extent of this Trust's participation interest in such a program and the contract(s) held thereunder, the terms of said contract(s), as well as the terms of any participation agreement for said program, shall be deemed to be part of the Trust and Plan in connection with which this Trust was established and is administered.

     15.2 Investment Manager. Notwithstanding any provisions of this Trust and Plan, the Company hereby retains the right to appoint, from time to time, one or more:

          (a)  banks, as defined in the Investment Advisers Act of 1940;

          (b)  persons registered as investment advisers under said Act; or

          (c) insurance companies qualified to perform investment advisory services under the laws of more than one state;

to act as the Investment Manager of all or such portions of the Trust Fund as the Company in its sole discretion shall direct. In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the Company and the Trustee that it meets the requirements set forth in this Section to be an Investment Manager and that it acknowledges that it shall be a fiduciary with respect to this Trust and Plan during all periods that it shall serve as such. During any period that an Investment Manager has been appointed with respect to the Trust Fund or a portion thereof, it shall have all powers normally given to the Trustee under



                                      15-4

Section 15.1 hereof with respect to the management, acquisition or disposition of any asset of the Trust Fund, or such portion thereof and the Trustee shall have no powers, duties or obligations with respect to the investment, management, acquisition or disposition of such assets. The Company may, at any time, remove any Investment Manager or change the portion of the Trust Fund subject to its management by written notice to the Trustee and the Investment Manager. Any Investment Manager may resign by written notice to the Company and the Trustee. Unless the Company appoints a successor to an Investment Manager which has resigned or been removed, or which is no longer managing a portion of the Trust Fund, the powers, duties and obligations of the Trustee with respect to the portion of the Trust Fund formerly managed by the Investment Manager shall be automatically restored.

     15.3 Income from Investments. All income from investments and reinvestments made as provided in this Article shall be treated as principal, and investments and reinvestments shall be made without distinction between income and principal.

                                      15-5

                                   ARTICLE 16

                                 ADMINISTRATION

     16.1 Appointment of Administrator. The Board of Directors of the Company shall appoint the Administrator which shall be any person, corporation or partnership, (including the Company itself) as said Board of Directors shall deem desirable in its sole discretion. Said Board of Directors shall notify the Trustee of the identity of the Administrator and of any change in the Administrator.

     16.2 Powers and Duties of Administrator. Except as expressly set forth herein with respect to the duties and responsibilities of the Trustee or the Parent Company, the Administrator shall administer the Trust and Plan and shall have all powers and duties granted or imposed on an "administrator" by ERISA. The Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Trust and Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Trust and Plan which it is herein given or for which no contrary provision is made. The Administrator is hereby given the power and discretion to administer the Trust and Plan in accordance with procedures beyond and/or in conflict with those provided under the terms of the written Trust and Plan document, provided such procedures are as set forth and as permitted under the Code. The Administrator shall have full power and discretion to interpret this Trust and Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of this Trust and Plan. Subject to the provisions of Section 16.7, the Administrator's decision with respect to any matter shall be final and binding upon the Trustee and all other



                                      16-1
parties concerned, and neither the Administrator nor any of its directors, officers or employees, if applicable, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Trust and Plan. All determinations of the Administrator and other exercises of the Administrator's discretion hereunder shall be made in such manner as the Administrator determines to be in accord with applicable law and shall be generally consistent with respect to all Accountholders in similar circumstances. The Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder. With the prior written approval of the Company, the Administrator may hire such attorneys, accountants, actuaries, agents, clerks and secretaries as it may deem desirable in the performance of its functions, and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the Company.

     16.3 Benefits Review Committee. The Board of Directors of the Company shall appoint the members of a Benefits Review Committee which shall consist of three
(3) or more members. The Board of Directors may, in its sole discretion, appoint a separate Benefits Review Committee for any or all Participating Companies under this Trust and Plan. Such Committee shall decide appeals of application denials as provided in Section 16.7 and shall have such other powers and duties as shall from time to time be assigned to the Committee by the Company. The members of the Committee shall remain in office at the will of the Board of Directors, and the Board of Directors may remove any of said members, from time to time, with or without cause. A member of the Committee may resign upon written notice to the remaining member or members of the Committee and to the Company respectively. The fact that a person is a prospective Participant, a Participant or a former Participant shall not disqualify him from acting as a member of the Committee. In case of the death, resignation or removal of any member of



                                      16-2
the Committee, the remaining members shall act until a successor-member shall be appointed by the Board of Directors. Upon request, the Company shall notify the Trustee and the Administrator in writing of the names of the original members of the Committee, of any and all changes in the membership of the Committee, of the member designated as Chairman and the member designated as Secretary, and of any changes in either office. Until notified of a change, the Trustee and the Administrator shall be protected in assuming that there has been no change in the membership of the Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Trustee and the Administrator shall be under no obligation at any time to inquire into the membership of the Committee or its officers. All communications to the Committee shall be addressed to its Secretary at the address of the Company on file with the Trustee.

     16.4 Committee Procedures. On all matters and questions the decision of a majority of the members of the Committee shall govern and control; but a meeting need not be called or held to make any decision. The Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Committee, and the Secretary and/or Chairman may be removed by the other members of the Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Committee. Although the Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.



                                      16-3

     16.5 Operation of Committee. No member of the Committee shall be disqualified from acting on any question because of his interest therein. No fee or compensation shall be paid to any member of the Committee for his services as such, but the Committee shall be reimbursed for its expenses by the Company. The Committee and the Administrator may hire such attorneys, accountants, actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions, and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the Company.

     Any expense of administration of the Trust and Plan shall be satisfied in either of the following manners, as determined by the Company in its sole discretion:

          (a) the expense may be borne by the Company or other Participating Companies; or

          (b)  the expense may be paid or reimbursed out of the Trust Fund.

     16.6 Claims Procedure. Each Participant, former Participant or Beneficiary who is eligible for benefits under Article 11 or 12 hereof ("claimant") shall apply therefor; provided, however, that the foregoing requirement shall not apply in any case in which a claimant shall be unable to make such application for physical, mental or any other reason satisfactory to the Administrator. Such application shall be made in such manner (including in writing, orally, telephonically or electronically) as the Administrator shall determine. The Administrator shall process such claim and determine entitlement to benefits within ninety (90) days of its receipt or a completed application for benefits. If special circumstances exist the Administrator may obtain a ninety (90) day extension by providing the claimant written notice of the extension within the initial ninety (90) day period. The extension notice must include an explanation of the special circumstances and the date by which the Administrator's decision will be made. Upon finding that such claimant satisfies the eligibility requirements for benefits under Article 11 or 12, the



                                      16-4

Administrator shall promptly notify the Trustee of his eligibility and of the method of distribution.

     If any claimant, or the authorized representative of a claimant shall file an application for benefits hereunder and such application is denied, in whole or in part, the Administrator shall notify such claimant of the denial in writing, delivered in person or mailed by first-class mail to such claimant's last known address, setting forth in such notice:

          (a)  the specific reason for the denial;

          (b) a specific reference to pertinent provisions of the Trust and Plan upon which the denial is based;

          (c) a description of any additional material or information deemed necessary by the Administrator for such claimant to perfect his claim and an explanation of why such material or information is necessary; and

          (d) an explanation of the claim review procedure under the Trust and Plan.

Such notice shall set forth the above information in a manner calculated to be understood by such claimant. If the notice referred to above is not furnished and if the claim has not been granted within the time specified above for payment of such claim, the claim shall be deemed denied and shall be subject to review as set forth below.

     16.7 Review of Claim Denials. Any claimant whose application for benefits hereunder has been denied or deemed denied shall have sixty (60) days from the date the claim is deemed denied, or sixty (60) days from receipt of the notice denying the claim, as the case may be, in which to request a review by the Committee. The request for review must be in writing, must be delivered to the Committee and must specify the reason(s) the claimant believes the denial should be reversed. Such review shall be conducted by written briefs submitted by the claimant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the



                                      16-5

Committee. Any such hearing shall be held in the Corporate Headquarters of the Company or at such other location as shall be agreed upon among the Administrator, the Committee and the applicant, on such date and at such time as the Committee shall designate. The Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the claimant and the Administrator.

     The claimant may indicate in writing, at the time the Committee attempts to schedule the hearing, that he wishes to waive his right to a hearing. If the claimant does not waive his right to a hearing, he must notify the Committee, in writing, at least fifteen (15) days in advance of the date established for such hearing, his intention to appear at the appointed time and place and he must specify any persons who will accompany him to the hearing, or such other persons will not be admitted to the hearing. If written notice is not timely provided, the hearing automatically will be canceled. The claimant, the Administrator, and their duly authorized representatives, may review all pertinent documents relating to the claim in preparation for the hearing and may submit issues and comments in writing prior to or during the hearing.

     After the review has been completed, the Committee shall render a decision in writing, a copy of which shall be sent to both the claimant and the Administrator. Such decision shall be made no later than sixty (60) days following the claimant's request for review; provided, however, that in the event that a hearing is held with respect to the review of the claim, such decision shall be rendered no later than one hundred twenty (120) days following the claimant's request for review. In the event that a hearing is held, the Committee shall furnish the claimant, prior to the expiration of the initial sixty (60) day period, with written notice of the extension to one hundred twenty (120) days of the deadline for rendering a decision. Such decision shall be set forth in writing, in a manner calculated to be understood by the claimant, and shall set forth


                                      16-6
the specific reason or reasons for the decision and the specific plan provisions upon which the decision is based.

     In rendering its decision, the Committee shall have full power and discretion to interpret this Trust and Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any questions of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to the claimant in accordance with the provisions of this Trust and Plan. Without limiting the generality of the foregoing, the Committee may resolve any procedural matters attendant to matters before it without the need for a separate hearing therefor.

     For claims incurred on or after January 1, 2001, no legal action may be commenced against the Company, a Participating Company or Affiliate, the Trust and Plan, the Administrator or the Committee or any officer, employee or member of any of the foregoing, by any Accountholder:

          (a) prior to the exhaustion of all administrative remedies under this claims procedures; or

          (b) more than one hundred twenty (120) days of the issuance of the final decision of the Committee.

     16.8 Decisions Shall be Final and Binding. The interpretations, determinations and decisions of the Administrator or Committee shall, except to the extent provided in Section 16.7, be final and binding upon all persons with respect to any right, benefit or privilege hereunder. The review procedures of
Section 16.7 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise, except as otherwise provided in ERISA.

     16.9 No Committee Member Liable. Neither the Committee nor any Committee member (while functioning as a member of the Committee) shall be liable for any act taken by the Committee pursuant to any provision of this Trust and Plan, except for gross abuse of the



                                      16-7
discretion given the Committee or member hereunder. No member of the Committee shall be liable for the act of any other member.

     16.10 Filings by the Administrator. Notwithstanding anything contained in this Trust and Plan to the contrary, with respect to any filings with any regulator agency of any state or the federal government, the Parent Company shall be the administrator of this Trust and Plan and shall, in such respect and context, be charged with all obligations imposed upon an "administrator" by ERISA.

     16.11 Limitation of Liability. Except as otherwise provided in ERISA, the Company, Administrator, Committee, Board of Directors, and their respective officers, employees and members, shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Trust and Plan. No person shall be liable for the act of any other person.

                                      16-8

                                   ARTICLE 17

                         PROHIBITION AGAINST ALIENATION

     17.1 Definitions. Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this
Article:

          (a) The words "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits hereunder attributable to such Participant.

          (b) The words "Domestic Relations Order" shall mean, with respect to any Participant, any judgment, decree or order (including approval of a property settlement agreement) which both

               (1) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant; and

               (2) is made pursuant to a State domestic relations law (including a community property law).

          (c) The words "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which satisfies the requirements of
               Section 414(p)(1)(A) of the Code.

     17.2 General Prohibition on Alienation. Neither any property nor any interest in any property held for the benefit of any Accountholder shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the Accountholder specifically authorized hereunder.

     If by reason of any act of any Accountholder, or by operation of law or by the happening of any event, or for any reason, except by an act of the Trustee or such person specifically authorized hereunder, such property or any interest therein would, except for this provision, cease to be enjoyed by such person, or if by reason of an attempt of such person to alienate, charge or encumber such property or any interest therein, or by reason of the



                                      17-1
bankruptcy or insolvency of such person, or by reason of any attachment, garnishment, or other proceedings, or by reason of any order, finding or judgment of court, either at law or in equity, such property or any interest therein would, except for this provision, vest in or be enjoyed by some person, firm or corporation otherwise than as provided in this Trust and Plan, in any of such events, the trusts herein expressed concerning all of such property so payable to or held for the benefit of such person shall cease and terminate as to him. Thereafter during his life such property, subject to such interests or rights, if any, as any other person may have in or to such property as provided in this Trust and Plan, shall be held by the Trustee according to its absolute discretion, but the Trustee meanwhile may pay to or expend for the support, comfort, and maintenance of such Accountholder, may pay to or expend for the support, comfort and maintenance of his spouse and/or may pay to or expend for the support, comfort and maintenance of his child or children, such sums and such sums only, as directed by the Administrator, in writing, retaining any undistributed part of such property until such Accountholder's death.

     17.3 Distribution of Assets on Death. If any person who shall be subject to the provisions of Section 17.2 hereof shall die before receiving all of such property which he would have received except for the operation of the provisions of said Section 17.2, then, upon or after his death, such undistributed property shall be disposed of as follows:

          (a) If such person was a Participant, such undistributed property shall be disposed of as provided in such Participant's designation of Beneficiary on file with the Administrator at the time of his death, or as provided in Section 12.4 in the event that such designation shall not provide for complete distribution of such undistributed property or no designation of Beneficiary shall be on file with the Trustee; or

          (b) If such person shall be a Beneficiary of a Participant, such undistributed property shall be distributed to the person or persons who upon such Beneficiary's death would be entitled to inherit



                                      17-2
               such undistributed property under the laws of Ohio then in force if such undistributed property had then belonged to such Beneficiary and he had then died intestate domiciled in Ohio.

     17.4 Right to Benefits by Alternate Payee, Etc. Notwithstanding Sections
17.2 and 17.3 hereof to the contrary, on and after February 3, 1997, the following shall not be treated as an assignment or alienation prohibited by said Sections 17.2 and 17.3:

          (a) the creation, assignment or recognition of a right to any Shares payable with respect to a Participant or former Participant under this Trust and Plan pursuant to a Qualified Domestic Relations Order; or

          (b) the offset of a Participant's or former Participant's benefit under this Trust and Plan against an amount that such Participant or former Participant is ordered or required to pay to this Trust and Plan where:

               (1) the order or requirement to pay arises under a judgment for a crime involving this Trust and Plan, a civil judgment, consent order or decree for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor or the Pension Benefit Guaranty Corporation and the Participant or former Participant for violation or alleged violation of fiduciary duties as stated in part 4 of subtitle B of title I of ERISA by a fiduciary or any other person; and

               (2) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to this Trust and Plan against the Participant's or former Participant's benefits provided by this Trust and Plan; and

               (3) to the extent, if any, that survivor annuity requirements apply to distributions to the Participant or former Participant under Code Section 401(a)(11), the rights of such Participant's or former Participant's spouse are preserved in accordance with Code Section 401(a)(13)(C)(iii); or

          (c) any other arrangement, transfer or transaction which is not treated as a prohibited assignment or alienation under Code
               Section 401(a)(13) and the regulations thereunder or other applicable law.



                                      17-3

     17.5 Notification of Parties and Determination Whether Qualified. In the event the Trust and Plan is served with a Domestic Relations Order, the Administrator shall promptly notify the concerned Participant and any concerned Alternate Payee of the receipt of such Domestic Relations Order and the Trust and Plan's procedures for determining whether such Domestic Relations Order is a Qualified Domestic Relations Order. Within a reasonable time after receipt of such Domestic Relations Order, the Administrator shall determine whether such Domestic Relations Order is a Qualified Domestic Relations Order and shall notify the Participant and any concerned Alternate Payee of its determination.

     17.6 Interim Procedures. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (whether by the Administrator, a court of competent jurisdiction, or otherwise), the Administrator shall credit to a new separate account under the Trust and Plan the amounts which would have been payable to an Alternate Payee during such period if the order had been, during such period, determined to be a Qualified Domestic Relations Order, and shall debit the appropriate accounts of the Participant with respect to whom the Domestic Relations Order was issued for such amounts. If, within eighteen (18) months after the Trust and Plan is served with such Domestic Relations Order, the Domestic Relations Order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, the Administrator shall hold and dispose of the amounts credited to the segregated account established with respect to such Domestic Relations Order in accordance with the terms of the Qualified Domestic Relations Order. If within eighteen (18) months after the Trust and Plan is served with such Domestic Relations Order, it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order or the issue with respect to whether the Domestic Relations Order is a Qualified Domestic Relations Order is not


                                      17-4
resolved, the Administrator shall transfer the amounts credited to the segregated account to the appropriate accounts maintained for the benefit of the person who would have been entitled to such amounts as though the Trust and Plan had never been served with such Domestic Relations Order. Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18) month period after the Trust and Plan was served with such Domestic Relations Order shall be applied prospectively only.

     17.7 Investment of Separate Account. The amounts credited to any new separate account which has been created under Section 17.6 above after the Trust and Plan is served with a Domestic Relations Order shall be invested as the Administrator shall direct until the Administrator makes a determination whether such Domestic Relations Order is a Qualified Domestic Relations Order.

     17.8 Review Procedures. Any Participant or Alternate Payee who is affected by a Domestic Relations Order served upon the Trust and Plan may request a review by such Committee of the Administrator's determination with respect to the qualification or lack of qualification of such Domestic Relations Order upon written notice to the Appeals Committee appointed pursuant to Article 16 hereof. Any such review by the Committee shall be subject to the rules and procedures set forth in Article 16 hereof.

     17.9 Status of Alternate Payee. Any Alternate Payee who is entitled to receive amounts from the Trust and Plan pursuant to a Qualified Domestic Relations Order shall, with respect to the Trust and Plan, to the extent of the Alternate Payee's interest in the Trust and Plan, have such rights as are specified in the Qualified Domestic Relations Order. Without limiting the generality of the foregoing, payment may be made to the Alternate Payee prior to the



                                      17-5

Participant's "earliest retirement age," as defined in Section 414(p) of the Code, if so provided n the Qualified Domestic Relations Order.

     17.10 Payment in Lump Sum Form. Notwithstanding anything contained in the Trust and Plan to the contrary, an immediate lump sum distribution shall be made to an Alternate Payee if such distribution is authorized by a Qualified Domestic Relations Order, even if the affected Participant has not had a Termination of Employment.




                                      17-6

                                   ARTICLE 18

                              TOP-HEAVY PROVISIONS

     18.1 Restrictions. During any Plan Year that this Trust and Plan is top-heavy as determined in accordance with Section 18.2 hereof, the special restrictions contained in Sections 18.3, 18.4 and 18.5 hereof shall apply.

     18.2 Determination of Top-Heavy Status. This Trust and Plan shall be considered to be top-heavy in any Plan Year if, as of the Determination Date for such Plan Year, all the aggregation groups of which this Trust and Plan is a member are top-heavy groups. In the event that in any Plan Year this Trust and Plan is a member of an aggregation group which is not a top-heavy group, this Trust and Plan shall not be considered to be top-heavy for such Plan Year.

     Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article:

          (a) "Determination Date" shall mean, for the first Plan Year, the last day thereof, and thereafter shall mean, for any other Plan Year, the last day of the preceding Plan Year;

          (b)  "Key Employee" shall mean a "key employee" as described in
               Section 416(i) of the Code which is hereby incorporated by reference and which is described for informational purposes herein as any Employee or former Employee of a Participating Company or an Affiliate who at any time during the Plan Year, or the four (4) preceding Plan Years is:

               (1) an officer of a Participating Company or an Affiliate having Testing Compensation from the Participating Company and all Affiliates for the Plan Year of determination greater than Sixty Thousand Dollars ($60,000) or, if greater, fifty percent (50%) of the amount specified in Section 415(b)(1)(A) of the Code, as adjusted pursuant to Section 415(d) of the Code;

               (2) a one-half of one percent (.5%) actual or constructive owner of a Participating Company or an Affiliate who



                                      18-1
                    owns one of the ten (10) largest interests in a Participating Company or an Affiliate and who is an Employee of a Participating Company or an Affiliate having Testing Compensation from a Participating Company and all Affiliates for the Plan Year of determination greater than Thirty Thousand Dollars ($30,000), or, if greater, the amount specified in Section 415(c)(1)(A) of the Code, as adjusted pursuant to Section 415(d) of the Code);

               (3) a five percent (5%) actual or constructive owner of a Participating Company or an Affiliate; or

               (4) a one percent (1%) actual or constructive owner of a Participating Company or an Affiliate having Testing Compensation from a Participating Company and all Affiliates for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

               provided that any such Employee also performed services for a Participating Company or an Affiliate during the five (5) Plan Year period ending on the Determination Date; and provided that an amount held for the Beneficiary of a Key Employee who is deceased shall be deemed to be an amount held for a Key Employee;

          (c) "non-Key Employee" shall mean any Employee of a Participating Company or an Affiliate who is not a Key Employee including any Employee who was formerly a Key Employee;

          (d) "Permissive Aggregation Group" shall mean the Required Aggregation Group plus each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including each such plan terminated during the five (5) year period ending on the Determination Date, which, when considered as a group with the Required Aggregation Group, would continue to comply with Sections 401(a)(4) and 410 of the Code;

          (e) "Required Aggregation Group" shall mean each pension, profit sharing and stock bonus plan of a Participating Company or any Affiliate, including each such plan terminated during the five
               (5) year period ending on the Determination Date, in which a Key Employee is a Participant and each other pension, profit sharing and stock bonus plan which enables such plans to meet the requirements of Section 401(a)(4) or 410 of the Code;

          (f) "Top Heavy Group" shall mean any aggregation group if the sum, as of the Determination Date, of:



                                      18-2

               (1) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group; and

               (2) the aggregate of the account balances of Key Employees under all defined contribution plans included in such group;

               exceeds sixty percent (60%) of a similar sum determined for all Participants, former Participants and Beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the Determination Date and subject to appropriate adjustments under said Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of an Employee be increased by the aggregate distributions with respect to such Employee during the five (5) year period ending on the Determination Date; and

          (g)  "valuation date" means:

               (1) in the case of a defined contribution plan, a date as of which account balances are valued,

               (2) in the case of a defined benefit plan, a date as of which liabilities and assets are valued for computing plan costs for purposes of determining the plan's minimum funding requirements under Section 412 of the Code.

     In making any of the aforementioned determinations, contributions due but unpaid as of the Determination Date shall be included in determining the value of Account balances, if any. In addition, the actuarial factors and assumptions set forth in the defined benefit plans included in the aggregation groups shall be utilized in determining the present value of cumulative accrued benefits. Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies, and benefits not relating to retirement benefits such as pre-retirement death and disability benefits and post retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.



                                      18-3

     18.3 Top-Heavy Minimum Contributions. During any Plan Year that this Trust and Plan is top-heavy, a Participating Company shall make a contribution on behalf of each non-Key Employee employed by such Participating Company who is a Participant on the Allocation Date coinciding with the last day of such year, or was a Participant whose employment terminated on or as of said Allocation Date which is at least equal to the greater of (a) or (b) below where:

          (a)  equals the lesser of (1) or (2) below where:

               (1) equals three percent (3%) of the non-Key Employee's Testing Compensation from the Participating Company and all Affiliates during the Plan Year; and

               (2) equals the largest percentage of Testing Compensation from the Participating Company and all Affiliates (disregarding any such Testing Compensation in excess of the compensation limit in effect under Section 401(a)(17) of the Code as described in Section 2.13 hereof (plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code) per Plan Year per Key Employee) provided to any Key Employee by the contributions of the Participating Companies; and

          (b) equals such other percent of the non-Key Employee's Testing Compensation from the Participating Company and all Affiliates as may be necessary to satisfy the requirements of Section 401 and 416 of the Code as prescribed by the Secretary of the Treasury in lawful regulations.

For purposes of determining the percentage set forth in subparagraph (a)(2) above, a Participating Company's contribution made pursuant to Section 4.1 hereof in accordance with a Participant's election under said Section shall be taken into account, but the Participating Company's contribution made pursuant to Section 4.1 hereof in accordance with a non-Key Employee's election under said Section shall not be taken into account in determining compliance with this Section.




                                      18-4

     If this Trust and Plan is top-heavy for a Plan Year and if a Participant who is a non-Key Employee is also a Participant in any other defined contribution plan maintained by a Participating Company or Affiliate, the minimum provided hereunder shall be provided before any minimum under such other plan and shall reduce the amount of the top-heavy minimum, if any, required thereunder. Furthermore, if this Trust and Plan is top-heavy for a Plan Year and if a Participant who is a non-Key Employee is also a Participant in any defined benefit plan maintained by a Participating Company or Affiliate, the minimum provided under this Trust and Plan shall be provided before any minimum under such defined benefit plan and the benefit provided under such defined benefit plan shall be offset by the actuarial equivalent of the amounts, if any, allocated to the Participant's Accounts under this Trust and Plan and any other defined contribution plan maintained by a Participating Company or Affiliate.

     18.4 Determination of Super Top-Heavy Trust and Plan. This Trust and Plan shall be considered to be super top-heavy in any Plan Year if, as of the Determination Date for such Plan Year, all the aggregation groups of which this Trust and Plan is a member are super top-heavy groups. The foregoing determination shall be made as provided in Section 18.2 above for the calculation of top-heavy status, except that for purposes of this Section, subparagraph (f) of said Section 18.2 shall be modified by the substitution of the words "super top-heavy group" for the words "top-heavy group" in said subparagraph (f) and by the substitution of the percentage "ninety percent (90%)" for the percentage "sixty percent (60%)" in said subparagraph (f).

     18.5 Limitations on Annual Additions Under Top-Heavy Trust and Plan. During any Plan Year that this Trust and Plan is top-heavy or super top-heavy, the limitations on Annual Additions and annual benefits under Section 415 of the Code as described in Article 19



                                      18-5
hereof shall be modified as required by Section 416(h) of the Code. Notwithstanding the previous sentence, the modifications set forth in this Section shall not apply for a Plan Year if the Trust and Plan is top-heavy but not super top-heavy for such Plan Year and if the amount contributed for each Participant who is a non-Key Employee is computed by substituting the percentage "4%" for "3%" in Section 18.3(a) above or if each Participant who is a non-Key Employee accrues a benefit or is allocated a contribution which, in the aggregate, satisfies the requirements of Section 416(h)(2) of the Code under another one or more pension, profit sharing or stock bonus plans which are maintained by one or more Participating Companies or any Affiliate. In the event that the Annual Additions or annual benefits of a Key Employee shall be in excess of the limitations on Annual Additions or annual benefits, as described in Article 19 hereof as modified herein, no contributions shall be allocated to a Participant's Accounts under this Trust and Plan until he is brought into compliance or this Trust and Plan ceases to be top-heavy or super top-heavy, as the case may be.


                                      18-6

                                   ARTICLE 19

                         LIMITATIONS ON ANNUAL ADDITIONS

     19.1 Maximum Annual Additions. Notwithstanding anything contained in this Trust and Plan to the contrary, in no event shall a Participant's Annual Additions and annual amount of retirement benefits, under this Trust and Plan and under the plans of any Related Employer, individually or in the aggregate, be greater than the maximum allowable amounts determined in accordance with
Section 415 of the Code.

     19.2 Reduction of Excess Benefits. In the event that a Participant has excess Annual Additions, adjustment under Section 415 of the Code shall be made in the following order:

          (a) first, pre-tax contributions made pursuant to a Participant's election under Section 4.1 hereof and any related matching contributions shall be reduced;

          (b) second, the contributions made under any defined contribution plan of any Related Employer shall be reduced; and

          (c) third, the accrued benefit of such Participant under any defined benefit pension plan maintained by a Related Employer shall be reduced.

     Notwithstanding the foregoing, in the event that a Participant has excess Annual Additions on and after January 1, 2000, pre-tax contributions made pursuant to such Participant's election under Section 4.1 hereof and any related matching contributions shall be reduced.

     19.3 Definitions. For purposes of calculating the maximum allowable amounts under Section 19.1 hereof, a Participant's "Limitation Year" shall have the same meaning as that set forth in Article 2 hereof and his Compensation shall mean his "Testing Compensation" as defined in Article 2 of this Trust and Plan and paid and includible in gross income during the Limitation Year.



                                      19-1

     19.4 Suspense Account. In the event that, after the application of Section
19.2 above, there still remain Participating Company contributions which, if allocated to a Participant, would be in excess of the limits on Annual Additions set forth in Section 19.1 hereof, and which arise as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or Testing Compensation other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section, such excess amounts shall be used in the next Limitation Year and any succeeding Limitation Years, as necessary, to reduce Participating Company contributions which would otherwise be made for such Participant in such Limitation Year or Years. In the event such a Participant terminates employment at a time when excess amounts still remain on his behalf, such excess amounts shall be used as follows:

          (a) excess amounts which represent matching contributions by the Participating Company shall be used to reduce the matching contributions for all Participants who are then eligible or for those Participants employed by the Participating Unit which employed the terminated Participant and who are then eligible, as shall be determined by the Administrator; and

          (b) excess amounts which represent pre-tax contributions shall be paid directly to him by the Participating Company.

     Until any excess amounts described above are used to reduce contributions, they shall be held in a suspense account. Such suspense account shall not be subject to the periodic valuation procedure described in Article 8 hereof and will in no event be adjusted to take account of the income and/or gains or losses of the investment funds of the Trust Fund. Notwithstanding any other provisions of this Trust and Plan to the contrary (and specifically Section 24.4 hereof), in the event this Trust and Plan is terminated at a time when there are amounts credited to a suspense account pursuant to this Section, such amounts shall be returned to the Participating Companies. In the event that amounts representing pre-tax contributions are returned to




                                      19-2

Participating Companies hereunder, such Participating Companies shall make payments to the Participants on whose behalf such contributions were made equal to the total of said refunded amounts.



                                      19-3

                                   ARTICLE 20

                     ROLLOVERS AND TRANSFERS INVOLVING OTHER
                           QUALIFIED RETIREMENT PLANS

     20.1 Rollovers and Transfers From Other Tax Qualified Trust and Plans. In the event that:

          (a) any Covered Employee shall have been, prior to becoming a Covered Employee of a Participating Company, a participant under another qualified retirement plan which met the requirements of Section 401(a) of the Code; and

          (b)  either:

               (1) the custodian or trustee of the assets held pursuant to said other plan on behalf of said Covered Employee; or

               (2) the custodian or trustee of the assets of an individual retirement account established pursuant to Section 408 of the Code to hold the assets distributed to said Covered Employee from said other plan or, if said Employee is a rehired Employee, the assets so held are from this Trust and Plan; or

               (3) the Covered Employee who holds cash assets distributed to him during the preceding sixty (60) days from such other plan or from an individual retirement account described in paragraph (2) above;

               shall agree to transfer said assets to the Trustee hereunder; and

          (c) the assets to be so transferred are attributable to contributions made by or on behalf of said Covered Employee under such other qualified retirement plan or this Trust and Plan and shall not be made available to said Covered Employee in the course of the transfer except to the extent permitted by paragraph (b)(3) above;

          (d)  the Administrator consents to the transfer;

the Trustee hereunder shall accept such transferred assets and hold and administer them pursuant to the terms and provisions of this Trust and Plan and this Article.

     Upon the receipt of said assets, the Trustee shall value them pursuant to the terms and provisions of Article 8 hereof and appropriately credit the fair market value of such assets to



                                      20-1
a Rollover Account established for the Covered Employee on whose behalf the assets were so transferred. The Trustee shall establish such subaccounts within a Covered Employee's Rollover Account as the Trustee shall deem necessary or desirable. Amounts credited to any Rollover Account of a Covered Employee shall be fully vested and nonforfeitable at all times.

     Notwithstanding any other provision of this Section, in no event shall any assets be transferred from another qualified retirement plan to this Trust and Plan if the transfer of such assets would require that the provisions of this Trust and Plan governing distributions be amended to comply with the provisions of Section 401(a)(11) of the Code or to provide for any distribution rights, optional forms of benefit or other rights or features not otherwise provided for under this Trust and Plan.



                                      20-2

                                   ARTICLE 21

                            AMENDMENT AND TERMINATION

     21.1 Power to Amend. This Trust and Plan may be modified, altered, amended or changed by the Company with respect to all or any one of the Participating Companies, at any time, or from time to time, prospectively or retroactively, without the consent of any Participating Company or Affiliate, as evidenced by an instrument in writing, executed in the name of the Company by a proper officer or officers of the Company, acting pursuant to authorization or ratification of the Board of Directors of the Company, provided that:

          (a) no amendment shall deprive any Accountholder of any vested rights to which he is entitled under this Trust and Plan;

          (b) no amendment shall provide for the use of the Trust Fund for any purpose other than for the benefit of the Employees of the Participating Companies and their Beneficiaries to an extent greater than is provided in Section 24.4 hereof; and

          (c) no amendment shall cause any funds contributed to this Trust and Plan or any assets of the Trust Fund to revert to or be made available to the Company or any Participating Company or Affiliate, to an extent greater than is provided in Section 24.4 hereof.

After any amendment hereto is adopted, a copy of the instrument executed as above provided shall be furnished to the Trustee.

     21.2 Power to Terminate. The Company may terminate this Trust and Plan at any time as evidenced by an instrument in writing executed in the name of the Company by a proper officer or officers of the Company, acting pursuant to authorization or ratification of the Board of Directors of the Company. The Company shall notify the Administrator of any such termination.

     21.3 Procedures on Termination of Trust and Plan. Upon termination of this Trust and Plan all assets of the Trust held on behalf of Participants employed by a Participating


                                      21-1

Company, after deduction therefrom of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee, shall be allocated among the then existing Accounts of Participants employed by such Participating Company. Each such Account shall be allocated that portion of such assets of the Trust which bears the same relationship to the total of such assets as the amount then standing credited to such Account bears to the total amounts then standing credited to all Accounts of Participants employed by such Participating Company. The amounts thus allocated shall be forthwith distributed to the Participant for whose benefit the Accounts were established if he is living on the date of termination, or if he shall have died before distribution, to his designated Beneficiary, as determined in accordance with the provisions of Article 12 hereof.

     21.4 Partial Termination of Trust and Plan or Complete Discontinuance of Contributions. Upon the partial termination of this Trust and Plan or upon complete discontinuance of contributions to this Trust and Plan by any Participating Company, the Trustee shall continue to administer this Trust and Plan in the manner in which this Trust and Plan was administered before any such partial termination and a Participant shall only be entitled to receive benefits upon the occurrence of an event which under the terms of this Trust and Plan would entitle him to receive such benefits. For purposes of this Section, the Trustee shall not treat an event as a "partial termination" unless: (a) the Company has so designated such event in a writing delivered to the Trustee; or
(b) such event has been finally and expressly determined to be a partial termination within the meaning of Section 411(d) of the Code in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

                                      21-2

                                   ARTICLE 22

                 PARTICIPATING COMPANIES AND PARTICIPATING UNITS

     22.1 Designation of Participating Companies. An Affiliate of the Company shall become a Participating Company under this Trust and Plan with the approval of the Board of Directors of the Company (which may be by ratification of prior actions of the Company). In such event, such Participating Company shall be added to Section 22.3 hereof. The Participating Companies on the Restatement Date are identified in Section 22.3 hereof.

     22.2 Designation of Participating Units. A Participating Company may designate a group of Covered Employees as a Participating Unit in the Trust and Plan. The Participating Company may define such Participating Unit by plant location, job classification, collective bargaining agreement, or such other classification as the Participating Company shall deem proper. A Participating Unit shall be added to the Trust and Plan by an amendment to Section 22.3 below. Such amendment shall be executed by the Company and consented to by the applicable Participating Company. A Participating Company shall be deemed to have consented to such inclusion by its act of enrolling Covered Employees of the Participating Unit in the Trust and Plan.

     22.3 List of Participating Companies and Participating Units. The Participating Companies and Participating Units and their adoption dates and termination dates are as follows:

               Participating Company            Adoption Date   Termination Date
               ---------------------            -------------   ----------------
Tremco Incorporated, covering the following
Participating Unit(s):

  Hourly-paid employees represented by United       2/1/97           6/23/97
  Steelworkers of America, Local No. 8411
  (Barbourville, KY)


                                      22-1

               Participating Company            Adoption Date   Termination Date
               ---------------------            -------------   ----------------
  Employees represented by Tremco Employees         2/1/97
  Association, Inc. (Cleveland, OH)

  Employees represented by International            3/1/00
  Brotherhood of Teamsters, Chauffeurs,
  Warehousemen and Helpers of America, Local
  No. 507 (Cleveland, OH)

Flecto Company, Inc., covering the following
Participating Units:

  Paint Makers and Allied Trades Union, Local       1/1/99           5/31/00
  No. 1053

Bondo Corporation covering the following
Participating Units:

  Union of Needle Trades, Industrial and            8/1/99
  Textile Employees, AFL-CIO, CLC ("Unite")

The Euclid Chemical Company, covering the following Participating Units:

  International Union, United Automobile,           4/1/01
  Aerospace and Agricultural Implement Workers
  of America, AFL-CIO, Local No. 217

     22.4 Supplemental Agreements. The Company may determine that special provisions shall be applicable to some or all of the Employees of a Participating Unit, either in addition to or in lieu of the generally applicable provisions of this Trust and Plan, or may determine that certain Employees otherwise eligible to participate in this Trust and Plan shall not be eligible to participate in this Trust and Plan. In such event, the Company shall adopt a Supplemental Agreement with respect to the Participating Unit which employs such individuals which Supplemental Agreement shall specify the Participating Unit covered thereby and the special provisions applicable to such Employees employed in such Participating Unit. Any Supplemental Agreement shall be deemed to be a part of this Trust and Plan solely with respect to the Employees specified therein.



                                      22-2

     22.5 Amendment of Supplemental Agreements. The Company may, from time to time, amend, modify or terminate any Supplemental Agreement pursuant to the procedures described in Article 21 hereof for the amendment of the Trust and Plan. No such action shall operate so as to deprive any Employee who was covered by such Supplemental Agreement of any vested rights to which he is entitled under this Trust and Plan or the Supplemental Agreement, except as provided in
Article 21 hereof.

     22.6 Termination of Participation of Participating Company. The Company may terminate this Trust and Plan with respect to Participants employed by a Participating Company by an instrument in writing executed on behalf of the Company and delivered to the Trustee.

     22.7 Termination of Participation of Participating Unit. The Company may terminate this Trust and Plan with respect to a Participating Unit by an instrument in writing executed on behalf of the Company and delivered to the Participating Company and the Trustee.

     22.8 Administration of Accounts Upon Termination of Participation by a Participating Company or Participating Unit. Upon the termination of participation by a Participating Company or a Participating Unit, the Trustee shall administer the Accounts of the Participants employed by an affected Participating Unit in the manner set forth below:

          (a) if the Participating Unit ceases to be a Participating Unit but Employees therein continue to be employed by a Participating Company or an Affiliate, the affected Accounts of Participants in such Participating Unit shall be periodically revalued pursuant to Article 8 hereof and eligible for distribution upon his Termination of Employment with a Participating Company or any Affiliate, unless other provision is made therefor at such time.

          (b) if the Participating Company ceases to be a Participating Company and also ceases to be an Affiliate, the affected Accounts shall be treated as if the Participant had incurred a Termination of Employment on the date of cessation of Affiliate status and the amount credited to the Participant's Account shall become


                                      22-3
               distributable as if such a Termination of Employment had occurred subject to the limitations on distributions under such circumstances as set forth in Section 401(k) of the Code.

     22.9 Delegation of Authority. The Company is hereby fully empowered to act on behalf of itself and the other Participating Companies as it may deem appropriate in maintaining the Trust and Plan. Without limiting the generality of the foregoing, such actions include obtaining and retaining tax qualified status for such Trust and Plan and appointing attorneys-in-fact in pursuit thereof. Furthermore, the adoption by the Company of any amendment to the Trust and Plan or the termination thereof, will constitute and represent, without any further action on the part of any Participating Company, the approval, adoption, ratification or confirmation by each Participating Company of any such amendment or termination. In addition, the appointment of or removal by the Company of any Appeals Committee member, any Administrator, Trustee, Investment Manager or other person under the Trust and Plan shall constitute and represent, without any further action on the part of any Participating Company, the appointment or removal by each Participating Company of such person.

                                      22-4

                                   ARTICLE 23

                        CERTAIN TRANSFERRED PARTICIPANTS

     23.1 Definitions.

          For purposes of this Article, the following terms shall have the meaning as set forth below.

          (a)  "RPM 401(k) Plan" shall mean the RPM, Inc. 401(k) Trust and Plan.

          (b) "Transferee Participant" shall mean any Covered Employee who becomes a Participant hereunder and on whose behalf amounts are transferred to the Trust Plan from the RPM 401(k) Plan.

     23.2 Applicability. This Article 23 shall apply only as long as the Trust and Plan and the RPM 401(k) Plan shall be administered and invested on a substantially similar basis, and the Administrator shall have full discretion to determine when the provisions of this Article shall apply.

     23.3 Deferral Elections.

          A Transferee Participant's deferral election in effect under the RPM 401(k) Plan immediately prior to the date he commences participation hereunder shall be deemed to be the deferral election in effect under Section 4.1 of the Trust and Plan as of the date he commences participation hereunder and shall be treated as an ongoing election until changed in accordance with Article 4 of the Trust and Plan.

     23.4 Establishment of Accounts.

          At such time as a Covered Employee becomes a Transferee Participant hereunder, Accounts shall be established on his behalf pursuant to Article 8 hereof, and the assets of accounts held on his behalf under the RPM 401(k) Plan shall be transferred to the Trust and Plan and credited to the like Accounts established on his behalf hereunder.



                                      23-1

     23.5 Transferee Participant Direction of Investments.

          Investment directions made by a Transferee Participant that are in effect under the RPM 401(k) Plan immediately prior to his date of transfer shall be deemed to be the investment directions in effect under Article 7 of the Trust and Plan as of the date of a Transferee Participant commences participation hereunder and shall remain in effect until such time as investment directions are changed in accordance with the procedures for changing investment directions set forth in Article 7 of the Trust and Plan.

     23.6 Transferred Loans.

          In the event that any portion of the amounts transferred from the RPM 401(k) Plan with respect to a Transferee Participant consists of a note (and the related loan and security interest in such Transferee Participant's Accounts), then the Administrator shall continue to administer the note, loan and security interest in accordance with their terms to the extent consistent with ERISA and the Code, and the Transferee Participant shall execute such documents, including but not limited to any payroll deduction authorization forms, as the Administrator shall require.

     23.7 Designation of Beneficiary.

          A Transferee Participant's designation of Beneficiary, made in accordance with the RPM 401(k) Plan shall continue in effect on and after the date he becomes a Participant hereunder with respect to benefits payable under
Article 12 of the Trust and Plan until such time as he changes said designation of Beneficiary pursuant to said Article 12.

     23.8 Other Transferred Participants.

          In the event that (a) a Covered Employee previously participated in a qualified retirement plan sponsored by a Participating Company or an Affiliate, other than the RPM



                                      23-2

401(k) Plan, (b) said Covered Employee becomes a Participant hereunder in accordance with Article 3 hereof, and (c) assets held in accounts under said other qualified retirement plan are transferred to the Trust and Plan on his behalf, then the Administrator may, in its discretion, apply the provisions of Sections 23.2 through 23.6 to such a Participant.

                                      23-3

                                   ARTICLE 24

                                  MISCELLANEOUS

     24.1 Bankruptcy or Insolvency. In the event that a Participating Company shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Trust and Plan, the Trust and Plan created hereunder shall terminate as to Participants employed by such Participating Company and the Trustee shall make distributions as provided in Section 21.3 hereof.

     24.2 Mergers, Consolidations and Transfers of Assets. In the event the Trust and Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each Accountholder shall be entitled to receive, if the Trust and Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Trust and Plan had then terminated, in accordance with Section 414(1) of the Code and Section 208 of ERISA.

     24.3 No Employment, Legal or Equitable Right Created. Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Trust and Plan, shall be construed as entitling any Participant to be continued in the employ of a Participating Company or any Affiliate for any period of time nor as obliging a Participating Company or any Affiliate to keep any Participant in its employ for any period of time, nor shall any Employee of a Participating Company or any Affiliate, nor anyone else, have any rights whatsoever, legal or equitable, against a Participating Company, the Committee, the Administrator or the Trustee as a result of this Trust and Plan except those expressly granted to him hereunder.



                                      24-1

     24.4 Prohibition on Reversions. No contribution or payment by a Participating Company to the Trustee of this Trust and Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of a Participating Company, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the Participants and their Beneficiaries under this Trust and Plan, except that the Trustee shall return to a Participating Company upon written request of the Company:

          (a) any contributions made by the Participating Company by a mistake of fact, provided such contributions are returned to the Participating Company within one (1) year after the date such contributions were made;

          (b) any contributions made for Plan Years during which this Trust and Plan does not initially qualify under Section 401(a) of the Code, provided such contributions are returned to the Participating Company within one (1) year after the date of denial of qualification; and

          (c) any contributions, to the extent that their deduction is disallowed under Section 404 of the Code, provided that such disallowed contributions are returned to the Participating Company within one (1) year after the disallowance of the deduction.

     Notwithstanding the foregoing, any contributions or part thereof described in (a), (b) or (c) above that are made to the Trust and Plan by a Participating Company pursuant to a Participant's election under Section 4.1 hereof shall not be returned to a Participating Company, but shall instead be returned to the Participant at whose election such contributions were made.

     24.5 Procedures for Spousal Consent. If any provision of this Trust and Plan shall require the consent of the spouse of a Participant, such consent shall be made in writing with the signature of the spouse notarized or witnessed by the Administrator or its representative, or shall be made in such other manner as may be permitted by law. Notwithstanding any provision hereof to the contrary, the consent of the spouse shall not be necessary if it is established to the satisfaction of the Administrator that the signature of the spouse cannot be



                                      24-2
obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations. Any consent given by a spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such Participant.

     24.6 Spousal Consent. Spousal consent is required pursuant to Section 12.5 hereof where a nonspouse Beneficiary is designated by a married Participant. Notwithstanding this or any other provision of this Trust and Plan to the contrary, the Administrator, where required by law or where it deems appropriate in its sole discretion and pursuant to reasonable and uniform rules it may establish, shall require spousal consent for actions taken, elections made, or the exercise of any rights by a married Participant under this Trust and Plan. Any consent by a spouse pursuant to this Section shall be made in accordance with Section 24.5 hereof.

     24.7 Indemnification. The Participating Companies shall jointly and severally indemnify, defend and hold harmless any officers, Employees or directors or former officers, Employees or directors of any Participating Company or Affiliate for all acts taken or omitted in carrying out the responsibilities of the Company, Participating Companies, Administrator, Appeals Committee or Trustee under the terms of this Trust and Plan or other responsibilities imposed upon such individuals by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of funds for the benefit of any such individuals, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code nor for civil penalties imposed under Section 502(l) of ERISA. The Participating Companies shall indemnify such individuals for expenses of defending an action by a Participant, Beneficiary, government entity or other person, including



                                      24-3
all legal fees and other costs of such defense. The Participating Companies will also reimburse such an individual for any monetary recovery in a successful action against any such person in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Company, the Participating Companies shall indemnify such person for any monetary liability under said settlement. Notwithstanding the foregoing provisions of this Section, no indemnification shall be provided with respect to any person who is not an individual officer, Employee or director or former officer, Employee or director of a Participating Company or Affiliate nor with respect to any claim by a Participating Company or Affiliate against such individual.

     24.8 Gender. Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

     24.9 Number. The singular shall include the plural, or vice versa, whenever the context so requires.

     24.10 Applicable Law. This Trust and Plan shall be construed under and in accordance with the laws of the State of Ohio and of the United States of America.

     24.11 Receipts and Releases. Any payment to any Accountholder in accordance with the provisions of this Trust and Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrator, and the Company or any Participating Company or Affiliate, any of whom may require such Accountholder, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrator, or the Company or any Participating Company or Affiliate, as the case may be.



                                      24-4

     24.12 Separability. If any provision of this Trust and Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Trust and Plan shall be construed and enforced as if such provisions had not been included, but instead, at the option of the Company, as if the Trust and Plan included such different provision as in the judgment of the Company would be valid and enforceable and yet would most nearly carry out the intent and purpose of the original provision and the Company may retroactively amend the Trust and Plan to add such provision.

     24.13 Interpretation. All provisions of this Trust and Plan shall be interpreted and administered in accordance with the provisions of ERISA and
Section 401(a) of the Code and any successor section or sections, in a nondiscriminatory manner and in a manner which will assure compliance of this Trust and Plan's operation therewith. Employees and Beneficiaries of Employees in similar circumstances shall receive such treatment hereunder as the Administrator may determine to be generally consistent.

     24.14 Impossibility. In the event that it becomes impossible for the Company, an Affiliate, a Participating Company, the Administrator or the Trustee to perform any act under this Trust and Plan, that act shall be performed which, in the judgment of the Company, the Affiliate, the Participating Company, the Administrator or the Trustee, as the case may be, will most nearly carry out the intent and purpose of this Trust and Plan.

     24.15 Limitation on Grievance Procedure. No matter respecting the Trust and Plan, or any differences arising thereunder, including, but not limited to, any decisions by the Administrator or Appeals Committee with respect to any application for benefits or other matters, shall be subject to any grievance procedure established in the collective bargaining



                                      24-5
agreement between the Company and the Union or any successor agreement thereto which is applicable to the Participant making such application for benefits.

     24.16 Applicability of Restatement and Other Amendments Generally and to Participants Who Terminated Employment Prior to the Restatement Date or Effective Date of Amendment. This restatement is generally effective January 1, 1999, but also reflects certain changes which apply to earlier dates. Except as otherwise provided herein, the terms and provisions of this restatement, and any other amendments to this Trust and Plan, apply with respect to the operation of the Trust and Plan and all rights, obligations and transactions hereunder on and after their effective dates. However, with respect to a Participant who retired, terminated employment or otherwise ceased to be a Covered Employee prior to the effective date of a change to this Trust and Plan, or to any person claiming benefits hereunder relating to such a Participant, in general:

          (a) such change shall be applicable to such Participant or person to the extent such change relates to administrative procedures or the powers of the Company or Administrator, or if the Code, ERISA or other relevant law requires such a change to apply to such Participants and persons; and

          (b) such change shall not be applicable to such Participant or person if the change relates to any other items, including but not limited to an increase in the benefit which would be payable to such person, the vesting of such benefit, or the distribution rights or options related thereto.

Notwithstanding the foregoing, where the provisions of this Trust and Plan specify the extent to which any such change shall be effective, such provisions shall govern.

     24.17 Correction of Errors. In the event that, through oversight or mistake of fact or law, errors have been made in the administration of the Trust and Plan, the Administrator shall take such action, as it deems necessary, to correct said administrative errors.



                                      24-6

     24.18 Participants Who Terminate Employment Prior to a Merger or Transfer Date.

     The right to benefits and the amount of benefits, if any, payable to a person who was a participant or a beneficiary of an person who was a participant under any qualified retirement plan that is merged into this Plan, or assets of which were transferred to this Plan, where such person terminated employment for any reason prior to the applicable merger or transfer date, shall generally be determined in accordance with the terms and provisions of the Supplement adopted with respect to such other qualified retirement plan and any applicable merger or transfer agreement (or, to the extent made applicable by such Supplement or merger or transfer agreement, the terms and provisions of such other qualified retirement plan), as well as the general terms and provisions of this Plan, including without limitation the administrative provisions and procedures of this Plan. However, except as otherwise specifically provided, neither the general provisions of this Plan, nor the provisions of a Supplement or merger or transfer agreement, shall be construed to increase the benefit which would be payable to such person, the vesting thereof, or the distribution rights or options related thereto.

     24.19 Elimination of Family Aggregation Rules. Effective January 1, 1997, the family aggregation rules required by Section 414(q)(6) of the Code have been deleted from the Trust and Plan. The Trust and Plan is amended to delete the provision of family aggregation as described in Section 401(a)(17)(A) of the Code which required certain Participants, the spouses of such Participants, and any lineal descendants who have not attained age nineteen (19) before the close of the Plan Year to be treated as a single Participant for purposes of applying the limitation on Compensation for a Plan Year. On and after January 1, 1997, the spouses of such Participants and any lineal descendants (including those descendants who have not attained age



                                      24-7
nineteen (19) before the close of the Plan Year) will be treated as separate Participants for purposes of applying the limitation on Compensation for a Plan Year.



                                      24-8

          IN WITNESS WHEREOF, RPM INTERNATIONAL INC., successor to RPM, Inc., by its appropriate officers duly authorized, has caused this Trust and Plan to be executed as of the 15th day of November, 2002.


                                        RPM INTERNATIONAL INC.
                                        (Successor to RPM, Inc.)

                                        ("Company")



                                        By /s/ Ronald A. Rice
                                           -------------------------------------

                                        And /s/ Keith R. Smiley
                                            ------------------------------------


          The undersigned Trustee hereby acknowledges receipt of the foregoing Amendment and Restatement of the Trust and Plan.

                                        KEY BANK, NATIONAL ASSOCIATION

                                                   ("Trustee")

                                        By: /s/ William R. Jordan
                                            ------------------------------------

                                        And: /s/ Elaine J. Duncan
                                             -----------------------------------

                                      24-9